Execution Copy



================================================================================


                                CREDIT AGREEMENT



                                  by and among



                             CONE MILLS CORPORATION


                                  as Borrower,



                             BANK OF AMERICA, N.A.,
                             as Agent and as Lender


                                       and


                   THE LENDERS PARTY HERETO FROM TIME TO TIME



                                January 28, 2000



                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager


================================================================================

                                TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

                                    ARTICLE I

                              Definitions and Terms
1.1            Definitions........................................................................................2
1.2            Rules of Interpretation...........................................................................35

                                   ARTICLE II

                              The Credit Facilities

2.1            Revolving Loans...................................................................................37
2.2            Use of Proceeds...................................................................................40
2.3            Revolving Notes...................................................................................40

                                   ARTICLE III

                                Letters of Credit

3.1            Letters of Credit.................................................................................41
3.2            Reimbursement and Participations..................................................................41

                                   ARTICLE IV

                Eurodollar Funding, Fees, and Payment Conventions

4.1            Interest Rate Options.............................................................................45
4.2            Conversions and Elections of Subsequent Interest Periods..........................................45
4.3            Payment of Interest...............................................................................46
4.4            Prepayments of Eurodollar Rate Loans..............................................................46
4.5            Manner of Payment.................................................................................47
4.6            Fees..............................................................................................47
4.7            Pro Rata Payments.................................................................................48
4.8            Computation of Rates and Fees.....................................................................48
4.9            Deficiency Advances; Failure to Purchase Participations...........................................48
4.10           Intraday Funding..................................................................................49

                                    ARTICLE V

                                    Security

5.1            Security..........................................................................................51
5.2            Further Assurances................................................................................52

                                      i

5.3            Information Regarding Collateral..................................................................52
5.4            Mortgages.........................................................................................53

                                   ARTICLE VI

                             Change in Circumstances

6.1            Increased Cost and Reduced Return.................................................................55
6.2            Limitation on Types of Loans......................................................................56
6.3            Illegality........................................................................................57
6.4            Treatment of Affected Loans.......................................................................57
6.5            Compensation......................................................................................57
6.6            Taxes.............................................................................................58

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit

7.1            Conditions of Initial Advance.....................................................................60
7.2            Conditions of Revolving Loans and Letter of Credit................................................64

                                  ARTICLE VIII

                         Representations and Warranties

8.1            Organization and Authority........................................................................66
8.2            Loan Documents....................................................................................66
8.3            Solvency..........................................................................................67
8.4            Subsidiaries and Stockholders.....................................................................67
8.5            Ownership Interests...............................................................................67
8.6            Financial Condition...............................................................................67
8.7            Title to Properties...............................................................................68
8.8            Taxes.............................................................................................68
8.9            Other Agreements..................................................................................68
8.10           Litigation........................................................................................69
8.11           Margin Stock......................................................................................69
8.12           Investment Company................................................................................69
8.13           Patents, Etc......................................................................................69
8.14           No Untrue Statement...............................................................................69
8.15           No Consents, Etc..................................................................................70
8.16           Employee Benefit Plans............................................................................70
8.17           No Default........................................................................................71
8.18           Environmental Laws................................................................................71
8.19           Employment Matters................................................................................72
8.20           RICO..............................................................................................72
8.21           Year 2000 Compliance..............................................................................72


                                       ii

                                   ARTICLE IX

                              Affirmative Covenants

9.1            Financial Reports, Etc............................................................................73
9.2            Maintain Properties...............................................................................75
9.3            Existence, Qualification, Etc.....................................................................75
9.4            Regulations and Taxes.............................................................................75
9.5            Insurance.........................................................................................75
9.6            True Books........................................................................................76
9.7            Year 2000 Compliance..............................................................................76
9.8            Right of Inspection...............................................................................76
9.9            Observe all Laws..................................................................................76
9.10           Governmental Licenses.............................................................................76
9.11           Covenants Extending to Other Persons..............................................................76
9.12           Officer's Knowledge of Default....................................................................76
9.13           Suits or Other Proceedings........................................................................76
9.14           Notice of Environmental Complaint or Condition....................................................77
9.15           Environmental Compliance..........................................................................77
9.16           Indemnification...................................................................................77
9.17           Further Assurances................................................................................77
9.18           Employee Benefit Plans............................................................................78
9.19           Continued Operations..............................................................................78
9.20           New Subsidiaries..................................................................................79
9.21           Controlled Accounts...............................................................................82
9.22           Third-party Consultant............................................................................82
9.23           Post-Closing Deliveries...........................................................................82

                                    ARTICLE X

                               Negative Covenants

10.1           Financial Covenants...............................................................................84
10.2           Acquisitions......................................................................................85
10.3           Capital Expenditures..............................................................................85
10.4           Liens.............................................................................................86
10.5           Indebtedness......................................................................................87
10.6           Transfer of Assets................................................................................89
10.7           Investments.......................................................................................89
10.8           Merger or Consolidation...........................................................................90
10.9           Restricted Payments...............................................................................90
10.10          Transactions with Affiliates......................................................................90
10.11          Compliance with ERISA, the Code and Foreign Benefit Laws..........................................90
10.12          Fiscal Year.......................................................................................91
10.13          Dissolution, etc..................................................................................91
10.14          Limitations on Sales and Leasebacks...............................................................91
10.15          Rate Hedging Obligations..........................................................................92

                                      iii

10.16          Negative Pledge Clauses...........................................................................92
10.17          Compensation; Reimbursement of Expenses...........................................................92
10.18          Change in Accountants.............................................................................92
10.19          Prepayments, Etc. of Indebtedness.................................................................92
10.20          Partnerships......................................................................................92

                                   ARTICLE XI

                       Events of Default and Acceleration

11.1           Events of Default.................................................................................93
11.2           Agent to Act......................................................................................96
11.3           Cumulative Rights.................................................................................96
11.4           No Waiver.........................................................................................96
11.5           Allocation of Proceeds............................................................................96

                                   ARTICLE XII

                                    The Agent

12.1           Appointment, Powers, and Immunities...............................................................98
12.2           Reliance by Agent.................................................................................98
12.3           Defaults..........................................................................................99
12.4           Rights as Lender..................................................................................99
12.5           Indemnification...................................................................................99
12.6           Non-Reliance on Agent and Other Lenders..........................................................100
12.7           Resignation of Agent.............................................................................100

                                  ARTICLE XIII

                                  Miscellaneous

13.1           Assignments and Participations...................................................................101
13.2           Notices..........................................................................................103
13.3           Right of Set-off; Adjustments....................................................................104
13.4           Survival.........................................................................................105
13.5           Expenses.........................................................................................105
13.6           Amendments and Waivers...........................................................................105
13.7           Counterparts; Facsimile Signatures...............................................................106
13.8           Termination......................................................................................106
13.9           Indemnification; Limitation of Liability.........................................................107
13.10          Severability.....................................................................................108
13.11          Entire Agreement.................................................................................108
13.12          Agreement Controls...............................................................................108
13.13          Usury Savings Clause.............................................................................108
13.14          Payments.........................................................................................109
13.15          Fees.............................................................................................109
13.16          Confidentiality..................................................................................110


                                       iv

13.17          GOVERNING LAW; WAIVER OF JURY TRIAL..............................................................110

EXHIBIT A            Applicable Commitment Percentages..........................................................A-1
EXHIBIT B            Form of Assignment and Acceptance..........................................................B-1
EXHIBIT C            Notice of Appointment (or Revocation) of Authorized Representative.........................C-1
EXHIBIT D            Form of Borrowing Notice...................................................................D-1
EXHIBIT E            Form of Interest Rate Selection Notice.....................................................E-1
EXHIBIT F            Form of Revolving Note.....................................................................F-1
EXHIBIT G            Form of Opinion of Borrower's Counsel......................................................G-1
EXHIBIT H            Compliance Certificate.....................................................................H-1
EXHIBIT I            Form of Facility Guaranty..................................................................I-1
EXHIBIT J-1          Form of General Security Agreement.......................................................J-1-1
EXHIBIT J-2          Form of Priority Security Agreement......................................................J-2-1
EXHIBIT K            Form of Pledge Agreement (Borrower)........................................................K-1
EXHIBIT L            Form of Borrowing Base Certificate.........................................................L-1
EXHIBIT M-1          Form of General Deed of Trust............................................................M-1-1
EXHIBIT M-2          Form of General Mortgage.................................................................M-2-1
EXHIBIT M-3          Form of Priority Deed of Trust...........................................................M-3-1
EXHIBIT M-4          Form of Priority Mortgage................................................................M-4-1

Schedule 1.1             Disposition of Assets..................................................................S-1
Schedule 1.2             Material Subsidiaries..................................................................S-2
Schedule 5.3             Information Regarding Collateral ......................................................S-3
Schedule 5.4             Real Property Subject to Mortgages ....................................................S-4
Schedule 8.4             Subsidiaries and Investments in Other Persons .........................................S-5
Schedule 8.6             Indebtedness ..........................................................................S-6
Schedule 8.7             Liens..................................................................................S-7
Schedule 8.8             Tax Matters ...........................................................................S-8
Schedule 8.10            Litigation ............................................................................S-9
Schedule 8.16            Employee Benefit Plan Events .........................................................S-10
Schedule 8.18            Environmental Issues .................................................................S-11
Schedule 8.19            Employment Matters ...................................................................S-12
Schedule 9.5             Insurance.............................................................................S-13
Schedule 10.10           Transactions with Affiliates .........................................................S-14
Schedule 10.14           Sale and Leaseback Transactions ......................................................S-15

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of January 28, 2000 (the "Agreement"), is made by and among CONE MILLS CORPORATION, a North Carolina corporation having its principal place of business in Greensboro, North Carolina (the "Borrower"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.7, the "Agent" or "Revolving Credit Agent");

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $80,000,000, the proceeds of which are to be used for general corporate purposes and which shall include a letter of credit facility of up to $10,000,000 for the issuance of standby and commercial letters of credit; and

         WHEREAS, the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms
                              ---------------------

         1.1 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Accounts" has the meaning given to such term in the Security Agreement.

                  "Acquisition" means the acquisition of a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Commitment Fee" means .50% per annum.

                  "Applicable Commitment Percentage" means, for each Lender at any time, a fraction the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means that percent per annum set forth below for the Base Rate and the Eurodollar Rate, respectively:

                                  Applicable Margin
             -----------------------------------------------------------
                    Base Rate                       Eurodollar Rate
             ------------------------          -------------------------

                      1.75%                              4.25%

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Approved Option Plan" means the Cone Mills Amended and Restated 1992 Stock Option Plan, as amended, the Cone Mills 1983 ESOP, as amended, the Cone Mills Corporation 1994 Stock Option Plan For Non-Employee Directors, as amended, the Shareholder Rights Plan dated October 14, 1999, and any other stock incentive plan, stock option plan or similar stock rights plan approved by the Board of Directors of the Borrower in the ordinary course of business.

                  "Asset Disposition" means any disposition, whether by sale, lease, assignment or other transfer of (i) any of the assets of the Borrower or its Subsidiaries, and (ii) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary (other than a disposition to the Borrower or a Guarantor).

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.1.

                  "Authorized Representative" means any of the President or any Vice President or the Treasurer or Controller of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

                  "Bank of America" means Bank of America, N.A. and its successors and permitted assigns.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base

         Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan made to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Bond Trustee" means The Bank of New York, as successor to Wachovia Bank, N.A. (formerly known as Wachovia Bank of North Carolina, N.A.), as Trustee for the benefit of the holders of the Securities (as defined in the Senior Indenture) under the Senior Indenture, and any successor acting in such capacity.

                  "Borrower's Account" means demand deposit account number 3750377459 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

                  "Borrowing Base" means, as of any date of determination thereof, an amount equal to the sum of:

                             (i) the Eligible Receivables Amount multiplied by 45%; plus

                            (ii) the Eligible Inventory Amount multiplied by 60%; plus

                           (iii) the Eligible Fixed Asset Amount multiplied by 60%; plus

                           (iv) the Overadvance Basket if so included by the
                  Borrower in its determination of the Borrowing Base as set forth in any Borrowing Base Certificate delivered to the Agent and the Lenders pursuant to Section 9.1(g). In the event the most recent Borrowing Base Certificate delivered to the Agent and the Lenders pursuant to Section 9.1(g) does not include the Overadvance Basket, and (A) the Borrower has requested an Advance in an amount such that, immediately after giving effect to such Advance, the Senior Debt Outstandings exceed the Borrowing Base as so certified or (B) for any other reason Senior Debt Outstandings exceed the Borrowing Base as so certified, the Borrowing Base shall, ipso facto, be deemed to include (1) such amount of the Overadvance Basket so that, giving effect thereto, Senior Debt Outstandings do not exceed the Borrowing Base as increased by such amount of the Overadvance Basket or otherwise (2) the entire amount of the Overadvance Basket and the terms of Sections 2.1(a) and (b) shall then be applicable.

                  "Borrowing Base Certificate" means a certificate of the chief financial officer, chief executive officer, Treasurer or Controller of the Borrower setting forth the calculation of the Borrowing Base in the form of Exhibit L.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility in the form of Exhibit D.

                  "Business Day" means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                  "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 9.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 9.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement Nos. 13 and 98 of the Financial Accounting Standards Board and any successor thereof.

                  "Capital Market Transaction" means the issuance or sale in a registered public offering, Rule 144A/Regulation S transaction or private placement of capital stock (including equity-linked securities), other than the issuance of capital stock in connection with the exercise of stock options existing as of the Closing Date or hereafter granted in accordance with an Approved Option Plan.

                  "Change of Control" means, at any time:

                           (i) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Securities of the Borrower (or securities convertible into or exchangeable for such Voting Securities) representing 25% or more of the combined voting power of all Voting Securities of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                           (ii) during any period of up to 24 consecutive
                  months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                           (iii) any Person or two or more Persons acting in
                  concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

                  "CIPSA" means Compania Industrial de Parras, S.A.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 7.1 have been satisfied.

                  "Closing Date Quarter" has the meaning given to such term in
         Section 10.1(a).

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral" means, collectively, all General Collateral and all Priority Collateral.

                  "Collateral Agency Agreements" means, collectively, the General Collateral Agency Agreement and the Priority Collateral Agency Agreement, as amended, supplemented or restated from time to time.

                  "Collateral Agents" means, collectively, the Priority Collateral Agent, the General Collateral Agent and the Agent for the Lenders and itself with respect to the Lien on the Senior Lease Facility.

                  "Compliance Certificate" means a certificate of an Authorized Representative of the Borrower demonstrating compliance with the covenants contained in Sections 10.1, 10.3 and 10.7(g), substantially in the form of Exhibit H.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to as of the Closing Date in Section 8.6(a).

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income,
         (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation, (vi) non-cash charges otherwise deducted in calculating Consolidated Net Income resulting from FASB No. 88 Adjustments, FASB No. 106 Adjustments, FASB No. 112 Adjustments or FASB No. 121 Adjustments and (vii) Non-cash Restructuring Charges, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, in the event that any Non-Cash Restructuring Charges accrued in a prior period are paid in cash in any subsequent period, the amount of such cash payment shall be subtracted from Consolidated EBITDA for such subsequent period.

                  "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis.

                  "Consolidated Interest Coverage Ratio" means for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such Four-Quarter Period, to (ii) Consolidated Interest Expense for such Four-Quarter Period.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligations) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense, (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, and (iv) the net cash financing costs incurred in connection with any Securitization Transaction, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries other than Parras

         Cone to the extent it constitutes a Subsidiary (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons (including Parras Cone) in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 10.1(a) hereof as income): (a) net gains or losses on the sale, conversion or other disposition of capital assets, (b) net gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries,
         (c) net gains on the collection of proceeds of life insurance policies,
         (d) any write-up of any asset, (e) any net gain or loss recorded as a result of FASB 133 Adjustments, and (f) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets, including without limitation any FASB 133 Adjustment): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, minus (v) (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (i) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (a) for the payment or discharge of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation, to the extent not expressly limited, shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 4.2 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Controlled Accounts" means all depository accounts of the Borrower and its Subsidiaries, other than the Excluded Deposit Accounts, each of which shall be maintained with a Lender in accordance with Section 9.21.

                  "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 4.2 of one Type of Loan into another Type of Loan.

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and
         (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction,
         (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then listed on a national securities exchange or a national market system, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other shares of capital stock, as determined by a committee composed of the disinterested members of the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), (B) the capital stock of any Subsidiary shall be valued as determined by a committee composed of the disinterested members of the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), and
         (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                  "Credit Parties" means, collectively, the Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Document from time to time (which Credit Parties as of the Closing Date are listed on Schedule 1.2).

                  "Debenture Holders" means, at any time, collectively each of the holders of the Senior Debentures then outstanding.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Reimbursement Obligations, fees, and other amounts payable in respect of Obligations or (except as otherwise expressly provided therein) the obligations of any other Credit Party under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Designated Collateral Subagent" means Bank of America, N.A., not individually but solely in its capacity as designated collateral subagent on behalf of the General Secured Parties hereunder with respect to the General Collateral, pursuant to the terms of the General Collateral Agency Agreement, and its agents, successors and permitted assigns.

                  "Direct Foreign Subsidiary" means a Subsidiary other than a Domestic Subsidiary a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by the Borrower or a Domestic Subsidiary.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.1, the Borrower, such approvals not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Fixed Assets" means the land and completed improvements thereon constituting real property and fixtures and all fully operable machinery and equipment of the Borrower and its Domestic Subsidiaries constituting fixed operating assets and associated repair parts, in each case in which (i) as to such as constitute Priority Collateral, the Priority Collateral Agent for the benefit of the Priority Secured Parties shall have a Priority Lien pursuant to any Priority Mortgage, and (ii) the General Collateral Agent for the benefit of the General Secured Parties shall have a General Lien pursuant to any General Mortgage or other General Security Instrument.

                  "Eligible Fixed Assets Amount" means the net book value of Eligible Fixed Assets, all as determined in accordance with GAAP applied on a Consistent Basis and reflected on the financial statements of the Borrower most recently furnished to the Lenders pursuant to
         Section 9.1 hereof; for purposes of calculating net book value of Eligible Fixed Assets, the Borrowers shall not adopt any method or schedule of depreciation providing for depreciation of such assets less rapidly than the depreciation methods and schedules in effect as of the Closing Date.

                  "Eligible Inventory" means the Inventory of the Borrower and its Domestic Subsidiaries which consists of the raw material, yarn and finished goods inventory (including greige goods) located in the United States of America and in which (i) the Priority Collateral Agent for the benefit of the Priority Secured Parties shall have a Priority Lien pursuant to the Priority Security Agreement and (ii) the General Collateral Agent for the benefit of the General Secured Parties shall have a General Lien pursuant to the General Security Agreement.

                  "Eligible Inventory Amount" means the net book value of Eligible Inventory, all as determined in accordance with GAAP applied on a Consistent Basis and reflected on the financial statements of the Borrower most recently furnished to the Lenders pursuant to Section 9.1 hereof.

                  "Eligible Receivables" means, as at any date of determination, the sum of (i) the aggregate of all Accounts of the Borrower and its Domestic Subsidiaries (other than Accounts subject to a Securitization Transaction) arising from the sale of Inventory or services by the Borrower or its Domestic Subsidiaries and in which (i) the Priority Collateral Agent for the benefit of the Priority Secured Parties shall have a Priority Lien pursuant to the Priority Security Agreement and
         (ii) the General Collateral Agent for the benefit of the General Secured Parties shall have a General Lien pursuant to the General Security Agreement and (iii) the Overcollateralization Amount.

                  "Eligible Receivables Amount" means the net book value of Eligible Receivables, all as determined in accordance with GAAP applied on a Consistent Basis and reflected on the financial statements of the Borrower most recently furnished to the Lenders pursuant to Section 9.1 hereof.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                  (i)  Government Securities;

                  (ii) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                  (iii) interest bearing demand or time deposits issued by any Lender; and

                  (iv)  Repurchase Agreements.

                  "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (b) has at any time been maintained for the employees of the Borrower, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate," as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and
         (c) of the Code.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                  Eurodollar     =          Interbank Offered Rate           +    Applicable
                   Rate              -------------------------------------         Margin
                                            1- Reserve Requirement

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Event of Default" means any of the occurrences set forth as such in Section 11.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Excluded Deposit Accounts" means (i) deposit account no. 613237765 held at Chase Manhattan Bank with aggregate deposits not in excess of $2,000,000, (ii) deposit account no. 40001796 held at Citibank, N.A., with aggregate deposits not in excess of $100,000,
         (iii) Comercializadora accounts nos. 36169262 and 270296009 held with Citibank, N.A., with aggregate deposits not in excess of $500,000, (iv) cotton margin accounts with aggregate deposits not in excess of $3,000,000 and (v) all de minimis depository accounts with aggregate deposits not in excess of $200,000.

                  "Existing Credit Agreement" means that certain Credit Agreement dated as of August 7, 1997 by and among the Borrower, Morgan Guaranty Trust Company of New York, as agent, and the lenders party thereto, as amended.

                  "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Agent and the Lenders, Prudential, the Senior Lease Creditor, Morgan, the General Collateral Agent, the Designated Collateral Subagent and the Priority Collateral Agent delivered as of the Closing Date and otherwise pursuant to Section 9.20, as the same may be amended, supplemented, or restated from time to time.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (i) the Borrower shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 11.1(B), (ii) Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (iii) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than the Morgan Swap Obligations and Obligations consisting of continuing indemnities and other Contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

                  "FASB No. 88 Adjustments" means adjustments charged to income (or loss) and a corresponding liability resulting from "settlements and curtailments of pension plans" (as defined in the Statement of Financial Accounting Standards No. 88) and for related termination benefits.

                  "FASB No. 106 Adjustments" means adjustments to income (or loss) less actual cash payments resulting from "retirement benefits other than pensions" (as defined in the Statement of Financial Accounting Standards No. 106).

                  "FASB No. 112 Adjustments" means adjustments to income (or loss) less actual cash payments resulting from "post-employment benefits" (as defined in the Statement of Financial Accounting Standards No. 112).

                  "FASB No. 121 Adjustments" means adjustments charged to income (or loss) resulting from impairment of long-lived assets (as defined in the Statement of Financial Accounting Standards No. 121).

                  "FASB 133 Adjustments" means entries on or adjustments to any balance sheet or statement of income in respect of derivatives or hedging instruments as required or permitted by Statement of Financial Accounting Standards No. 133 other than adjustments relating to transactions in cotton derivatives in the ordinary course of business.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fiscal Quarter" means each of the three month fiscal periods of the Borrower and its Subsidiaries ending on January 2, 2000, April 2, 2000, July 2, 2000, October 1, 2000 and December 31, 2000.

                  "Fiscal Year" means, with respect to fiscal year 1999, the fiscal period of the Borrower and its Subsidiaries ending on January 2, 2000 and, with respect to fiscal year 2000, the fiscal period ending December 31, 2000.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive Fiscal Quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

                  "Fully Satisfied" means, with respect to (i) the Senior Revolving Credit Obligations, the Facility Termination Date shall have occurred, (ii) the Senior Note Obligations, the same shall have been paid in full in cash, (iii) the Senior Lease Obligations, the same shall have been paid in full in cash, (iv) the Senior Debenture Obligations, the same shall have been paid in full in cash and (v) the Morgan Swap Obligations, the same, if any, shall have been paid in full in cash and the Morgan Swap Agreement shall have terminated.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "General Collateral" means the real and personal property, fixtures and assets of the Borrower and its Material Subsidiaries whether now existing or hereafter arising, created or acquired upon which a General Lien has been granted to the General Collateral Agent for the benefit of the General Secured Parties pursuant to the General Security Instruments.

                  "General Collateral Agency Agreement" means that certain Collateral Agency Agreement dated as of the date hereof among the General Secured Parties and the General Collateral Agent, as amended, supplemented or restated from time to time.

                  "General Collateral Agent" means Wilmington Trust Company, not individually but solely in its capacity as collateral agent on behalf of the General Secured Parties hereunder with respect to the General Collateral, pursuant to the terms of the General Collateral Agency Agreement, and the Designated Collateral Subagent and their agents, successors and permitted assigns.

                  "General Lien" means, with respect to any General Collateral, a valid and enforceable Lien thereon in favor of the General Collateral Agent for the benefit of the General Secured Parties conferred under the General Security Instruments which is fully perfected and ranking of higher priority than any other Lien on such property other than a Priority Lien and Permitted Liens.

                  "General Mortgages" means, collectively, all mortgages, deeds of trust and deeds to secure debt substantially in the form of Exhibit M-1 or Exhibit M-2 granting a General Lien by the Borrower or a Guarantor to the General Collateral Agent (or a trustee for the benefit of the General Collateral Agent) for the benefit of the General Secured Parties in

         General Collateral constituting real property and fixtures as collateral security for the General Senior Obligations, and the Guarantors' Obligations with respect thereto, as such documents may be amended, supplemented or restated from time to time.

                  "General Secured Parties" means the Lenders, the Revolving Credit Agent, Prudential, Atlantic Financial Group, Ltd. and SunTrust Bank, Morgan and the Bond Trustee for the benefit of the Debenture Holders.

                  "General Security Agreement" means that certain General Security Agreement dated as of the date hereof, and each additional General Security Agreement entered into after the date hereof by any Subsidiary in accordance with the terms of any Senior Credit Document, granting a General Lien to the General Collateral Agent for the benefit of the General Secured Parties pursuant to the General Collateral Agency Agreement, as collateral security for the General Senior Obligations, and the Guarantors' Obligations with respect thereto, as amended, supplemented or restated from time to time.

                  "General Security Instruments" means (i) the General Security Agreement, (ii) the General Mortgages, (iii) the Pledge Agreement and
         (iv) all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Material Subsidiary shall grant or convey to the General Collateral Agent for the benefit of the General Secured Parties a General Lien in property as security for payment of all or any portion of the General Senior Obligations, and the Guarantors' Obligations with respect thereto, all as amended, supplemented or restated from time to time.

                  "General Senior Obligations" mean all Senior Debt Obligations other than Priority Senior Obligations, comprised of a pro rata portion of the Senior Revolving Credit Obligations, the Senior Note Obligations, the Senior Lease Obligations, Morgan Swap Obligations and Senior Debenture Obligations outstanding at any time.

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America or any agency thereof.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guarantors" means, at any date, the Material Subsidiaries who are parties to a Facility Guaranty at such date which as of the Closing Date includes the Material Subsidiaries identified on Schedule 1.2.

                  "Guarantors' Obligations" has the meaning given to such term in the Facility Guaranty.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Indebtedness" means as to any Person, without duplication,
         (i) all Indebtedness for Money Borrowed of such Person, (ii) all Rate Hedging Obligations of such Person, (iii) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (iv) all Contingent Obligations of such Person.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases, all Synthetic Lease Indebtedness, all Securitization Outstandings, the deferred purchase price of any property or services, the aggregate face amount of all surety bonds, letters of credit, and bankers' acceptances, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), other than trade payables, documentary letters of credit and accrued expenses incurred in the ordinary course of business.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Intercreditor Agreements" means, collectively, the Senior Debt Intercreditor Agreement, the Leased Facility Intercreditor Agreement and the Securitization Intercreditor Agreement.

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two or three months thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof; provided that,

                           (i) if an Interest Period for a Eurodollar Rate Loan
                  would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                           (ii) any Interest Period which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

                  "Inventory" has the meaning given to such term in the Security Agreement.

                  "Issuing Bank" means Bank of America as issuer of Letters of Credit under Article III and its successors and permitted assigns.

                  "Leased Facility Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof between the Agent and the Senior Lease Creditor relating to relative rights and remedies with respect to the Senior Leased Facility, as from time to time amended, supplemented or replaced.

                  "Letter of Credit" means each standby or commercial letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit Facility" means the facility described in
         Article III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any of the Revolving Loans made under the Revolving Credit Facility.

                  "Loan Documents" means this Agreement, the Notes, the Security Documents, the Intercreditor Agreements, the Facility Guaranties, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the Issuing Bank) or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as amended, supplemented or restated from time to time.

                  "Master Lease" means that certain Master Lease Agreement dated as of October 24, 1994 between the Borrower, as Lessee, and TCB Realty II Corporation, as Lessor ("TCB"), relating to the North Pointe Center Development, as amended, supplemented or restated from time to time and as assigned by TCB to Atlantic Financial Group, Ltd. pursuant to that certain Assignment Agreement dated as of April 15, 1999 among Citicorp Leasing, Inc. and SunTrust Bank.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Material Direct Foreign Subsidiary" means any Direct Foreign Subsidiary which would be considered a Material Subsidiary under clauses (i) or (ii) of the definition "Material Subsidiary" if it were a Domestic Subsidiary.

                  "Material Real Property" means (i) each Mortgaged Property set forth on Schedule 5.4 and (ii) each other parcel of real property owned from time to time by the Borrower or any Domestic Subsidiary having a fair market value at any time of determination of at least $1,000,000.

                  "Material Real Property Support Documents" means for each Material Real Property (other than the Comfort Sleep property) and, with respect to Mortgaged Property subject to Sections 5.4(a)(ii)(B) and 5.4(b)(ii)(B), only such of the following as are required by the applicable Governmental Authority), (i) the Title Policy pertaining thereto, (ii) such surveys, flood hazard certifications, appraisals, and environmental assessments thereof as the Agent may require prepared by recognized experts in their respective fields selected by the Borrower and reasonably satisfactory to the Agent, (iii) as to Material Real Property located in a flood hazard area, such flood hazard insurance as the Agent may require, (iv) as to leasehold interests, such lessor estoppel, waiver and consent certificates, (v) with respect to facilities leased or subleased to third parties (other than properties leased for less than $300,000 per Fiscal Year), such lessees' estoppel, waiver and consent certificates and subordination, nondisturbance and attornment agreements, (vi) such owner's or lessee's affidavits as the Agent may require, (vii) such opinions of local counsel with respect to the Mortgages or leasehold mortgages, as applicable, as the Agent may require, and (viii) such other documentation as the Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Agent.

                  "Material Subsidiary" means any direct or indirect Domestic Subsidiary of the Borrower which (i) has total assets equal to or greater than 2% of consolidated total assets of the Borrower and its Domestic Subsidiaries (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 9.1(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 8.6) (the "Required Financial Information")) or (ii) has revenue equal to or greater than 2% of consolidated total revenue of the Borrower and its Domestic Subsidiaries (calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiary" shall mean each of those Domestic Subsidiaries that together with the Borrower and each other Material Subsidiary have assets equal to not less than 98% of consolidated total assets of the Borrower and its Domestic Subsidiaries (calculated as described above) and revenue of not less than 98% of consolidated total revenue of the Borrower and its Domestic Subsidiaries (calculated as described above); provided further that if more than one combination of Domestic Subsidiaries satisfies both such thresholds, then those Domestic Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower, and which include as of the Closing Date the Subsidiaries identified on
         Schedule 1.2.

                  "Material Supply Agreement" means, collectively, (i) the exclusive Supply Agreement dated as of March 30, 1992 between the Borrower and Levi Strauss & Co., as amended or replaced from time to time, and (ii) any other contract or agreement with any retail or wholesale customer of the Borrower or any Subsidiary the cancellation, termination, or non-renewal of which would reasonably be likely to have a Material Adverse Effect.

                  "Mexican Capital Expenditures" means all Capital Expenditures made with respect to property, plant or equipment located in Mexico other than Parras Cone Capital Expenditures.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Morgan" means Morgan Guaranty Trust Company of New York, in its capacity as party to the Morgan Swap Agreement and obligee of the Morgan Swap Obligations.

                  "Morgan Swap Agreement" means that certain ISDA Master Agreement dated as of July 20, 1998 between the Borrower and Morgan as supplemented pursuant to that certain letter agreement dated as of July 20, 1998, as from time to time amended, supplemented or restated.

                  "Morgan Swap Obligations" means all obligations and liabilities of the Borrower to Morgan in respect of the interest rate hedging agreements entered into prior to, and outstanding on, the Closing Date under the Morgan Swap Agreement, including, but not limited to, (i) the obligations of the Borrower to make periodic payments to Morgan in accordance with the terms of the Morgan Swap Agreement and (ii) the obligation of the Borrower to make a termination payment to Morgan under Section 6(e) of the Morgan Swap Agreement, provided, however, that in the event that the payments to be made by the Borrower to Morgan under (i) and (ii) above are greater than $3,000,000, the amount of such obligations shall be deemed to be $3,000,000 for purposes of this definition.

                  "Mortgaged Property" means, collectively, (i) the real property, leasehold interests, improvements, fixtures and other items of real and personal property related thereto and the products thereof of the Borrower and its Domestic Subsidiaries which are subject to a Mortgage on the Closing Date, and (ii) thereafter, any of such property owned or acquired by the Borrower or any Domestic Subsidiary, including any Subsidiary that is or is required to become a Guarantor after the Closing Date pursuant to Section 9.20, which has a fair market value in excess of $300,000 which is required to become subject to a Mortgage hereunder and (iii) any other real property with respect to which the Borrower or a Domestic Subsidiary has elected in its sole discretion to make subject to a Mortgage.

                  "Mortgages" means, collectively, each of the Priority Mortgages, the General Mortgages and the Senior Lease Facility Mortgage.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Non-cash Restructuring Charges" means those expenses and charges against earnings incurred in connection with the Borrower's comprehensive corporate downsizing and reorganization program and which do not result in any cash payment by the Borrower or any Subsidiary, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Notes" means the Revolving Notes.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, and
         (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders (including the Issuing
         Bank), the Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings and Revolving Credit Outstandings on such date.

                  "Overadvance Basket" means an amount of up to $5,000,000 which may be utilized by the Borrower in the determination of the Borrowing Base in the manner set forth in the definition of "Borrowing Base."

                  "Overcollateralization Amount" means, at any date of determination, the excess of the aggregate Outstanding Balance (as defined in the Receivables Purchase Agreement) of all Transferred Receivables (as defined in the Receivables Purchase Agreement) over the Capital Investment (as defined in the Receivables Purchase Agreement) with respect to such Transferred Receivables.

                  "Parras Cone" means Parras Cone de Mexico, S. A., a joint venture of the Borrower and CIPSA.

                  "Parras Cone Acquisition" means the purchase of (i) substantially all of the assets of, or (ii) a controlling equity interest in, Parras Cone, in each case, pursuant to a transaction financed exclusively with Parras Cone Debt and investments permitted under Section 10.7(h).

                  "Parras Cone Capital Expenditures" means all Capital Expenditures made by Parras Cone financed exclusively from internally generated revenue and/or the Parras Cone Debt.

                  "Parras Cone Debt" means Indebtedness (other than Advances under the Revolving Credit Facility) incurred to finance the Parras Cone Acquisition (which may include refinancing the existing Indebtedness of Parras Cone), which Indebtedness is non-recourse to the Borrower and its Subsidiaries.

                  "Participation" means, with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "PBGC Agreement" means (i) initially, the Memorandum of Understanding dated January 3, 2000 between the Borrower and the PBGC concerning certain of the Borrower's Pension Plans and (ii) from and after the execution of definitive documentation thereafter entered into between the Borrower on substantially the same terms as set forth in such Memorandum of Understanding, such definitive documentation.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Permitted Asset Dispositions" means Asset Dispositions consisting of (i) dispositions of inventory in the ordinary course of business, (ii) dispositions of items of equipment which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is greater, of $2,000,000 or less, (iii) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary which in the aggregate during any Fiscal Year has a fair market value or book value, whichever is greater, of $1,000,000 or less, (iv) transfers of assets necessary to give effect to merger or consolidation transactions permitted by
         Section 10.8, (v) the disposition of cash or Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, (vi) securitization of accounts receivable and related rights pursuant to the Securitization Transaction, (vii) the sale or discount without recourse of accounts receivable or notes receivable, or the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, each in the ordinary course of business, (viii) dispositions of assets with an aggregate book value or fair market value, whichever is greater, of up to $2,000,000 during any Fiscal Year of the Borrower or any Subsidiary the proceeds of which are reinvested within 180 days of such disposition by the Borrower or such Subsidiary in replacement assets of substantially the same or greater such value and utility as the assets so disposed of (or such replacement asset is otherwise purchased by the Borrower or such Subsidiary within 180 days prior to such disposition), (ix) dispositions of assets described on Schedule 1.1 hereto and (x) sale and leaseback transactions permitted under Section 10.14.

                  "Permitted Liens" has the meaning given to such term in
         Section 10.4.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Securities Pledge Agreement dated as of the date hereof from the Borrower to the General Collateral Agent for the benefit of the General Secured Parties, (ii) that certain Pledge Agreement dated as of the date hereof from the Borrower pledging 65% of the total outstanding shares of each of its Material Direct Foreign Subsidiaries to the General Collateral Agent for the benefit of the General Secured Parties, (iii) any additional Securities Pledge Agreement delivered to the General Collateral Agent pursuant to Section
         5.1 and 9.20, and (iv) with respect to any Subsidiary Securities issued by a Material Direct Foreign Subsidiary, any additional or substitute charge, agreement, document, instrument or conveyance, in form and substance acceptable to the General Collateral Agent, conferring under applicable foreign law upon the General Collateral Agent for the benefit of the General Secured Parties a General Lien upon such Subsidiary Securities and equity interests as are owned by the Borrower or any Domestic Subsidiary, in each case as hereafter amended, supplemented (including by Pledge Agreement Supplement) or restated from time to time.

                  "Pledge Agreement Supplement" means, with respect to each Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an exhibit to such Pledge Agreement.

                  "Pledged Interests" means the Subsidiary Securities required to be pledged as General Collateral pursuant to Article V or the terms of any Pledge Agreement.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

                  "Priority Collateral" means the certain personal and real property, assets and fixtures of the Borrower and its Material Subsidiaries whether now existing or hereafter arising, created or acquired, upon which a Priority Lien has been granted to the Priority Collateral Agent for the benefit of the Priority Secured Parties pursuant to the Priority Security Instruments.

                  "Priority Collateral Agency Agreement" means that certain Collateral Agency Agreement dated as of the date hereof among the Priority Secured Parties and the Priority Collateral Agent, as amended, supplemented or restated from time to time.

                  "Priority Collateral Agent" means Bank of America not individually but solely in its capacity as collateral agent for the Priority Secured Parties with respect to the Priority Collateral pursuant to the terms of the Priority Collateral Agency Agreement, and its agents, successors and permitted assigns.

                  "Priority Lien" means, with respect to any Priority Collateral, a valid and enforceable Lien thereon in favor of the Priority Collateral Agent for the benefit of the Agent, the Lenders and the other Priority Secured Parties conferred under the Priority Security Instruments which is fully perfected and ranking of higher priority than any other Lien, including any General Lien, on such property, except for Permitted Liens.

                  "Priority Mortgages" means, collectively, all mortgages, deeds of trust and deeds to secure debt substantially in the form of Exhibit M-3 or Exhibit M-4 granting a Priority Lien by the Borrower or a Guarantor to the Priority Collateral Agent (or a trustee for the benefit of the Priority Collateral Agent) for the benefit of the Priority Secured Parties in Priority Collateral constituting real property and fixtures as collateral security for the Priority Senior Obligations, and if applicable, the Guarantors' Obligations with respect thereto, as such documents may be amended, supplemented or restated from time to time.

                  "Priority Secured Parties" means the Lenders, the Revolving Credit Agent, Prudential, Atlantic Financial Group, Ltd. and SunTrust Bank.

                  "Priority Security Agreement" means that certain Priority Security Agreement dated as of the date hereof, and each additional Priority Security Agreement entered into after the date hereof by any Subsidiary in accordance with the terms of any Senior Credit Document, granting a Priority Lien to the Priority Collateral Agent for the benefit of the Priority Secured Parties pursuant to the Priority Collateral Agency Agreement as collateral security for the Priority Senior Obligations, and if applicable, the Guarantors' Obligations with respect thereto, as amended, supplemented or restated from time to time.

                  "Priority Security Instruments" means (i) the Priority Security Agreement, (ii) the Priority Mortgages and (iii) all other agreements, instruments and other documents, whether now existing or hereafter in effect pursuant to which the Borrower or any Material Subsidiary shall grant or convey a Priority Lien to the Priority Collateral Agent for the benefit of the Priority Secured Parties as collateral security for the Priority Senior Obligations, and if applicable, the Guarantors' Obligations with respect thereto, all as amended, supplemented and restated from time to time.

                  "Priority Senior Obligations" has the meaning given to such term in the Intercreditor Agreement.

                  "Prudential" means The Prudential Insurance Company of America, in its capacity as holder of the Senior Notes.

                  "Rate Hedging Obligations" means, without duplication, any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing; provided, however, under no circumstances shall obligations for cotton hedging in the ordinary course of business be considered Rate Hedging Obligations.

                  "Receivables Purchase Agreement" means that certain Receivables Purchase and Servicing Agreement dated September 1, 1999 by and among Cone Receivables II LLC, as Seller, Redwood Receivables Corporation, as Purchaser, Cone Mills Corporation, as Servicer, and General Electric Capital Corporation, as Operating Agent and Collateral Agent, as amended by the First Amendment and Waiver to Securitization Agreements dated as of November 16, 1999 and the Second Amendment to Securitization Agreements dated as of the Closing Date and as amended, supplemented or restated from time to time.

                  "Receivables Transfer Agreement" means that certain Receivables Transfer Agreement dated September 1, 1999 by and among Cone Mills Corporation, the other originators party thereto and Cone Receivables II LLC, as amended by the First Amendment and Waiver to Securitization Agreements dated as of November 16, 1999 and the Second Amendment to Securitization

         Agreements dated as of the Closing Date and as amended, supplemented or restated from time to time.

                  "Registrar" means, with respect to any Subsidiary Securities required to be pledged pursuant to the terms of any Pledge Agreement, any Person authorized or obligated to maintain records of the registration of ownership or transfer of ownership of interests in such Subsidiary Securities, and in the event no such Person shall have been expressly designated by the related Subsidiary, shall mean (i) as to any corporation or limited liability company, its Secretary (or comparable official), and (ii) as to any partnership, its general partner (or managing general partner if one shall have been appointed).

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 2.1(c)(iii)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial papers are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's with a term of no more than seven days.

                  "Required Enforcement General Secured Parties" shall have the meaning given to such term in the Intercreditor Agreement.

                  "Required General Secured Parties" means, as of any date, General Secured Parties (other than the Bond Trustee and the Debenture Holders) holding more than fifty percent (50%) of the General Senior Obligations (other than the Senior Debenture Obligations) outstanding on such date.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three
         (3) or more Lenders, more than 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (ii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure and (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank until such Lender shall pay such deficiency amount to the Issuing Bank together with interest thereon as provided in Section 4.9.

                  "Required Priority Secured Parties" means, as of any date, Priority Secured Parties holding more than fifty percent (50%) of the Priority Senior Obligations outstanding on such date.

                  "Required Secured Parties" means, as of any date, (i) Priority Secured Parties holding more than fifty percent (50%) of the Priority Senior Obligations outstanding on such date and (ii) General Secured Parties (other than the Debenture Holders) holding more than fifty percent (50%) of the General Senior Obligations outstanding on such date, excluding in such calculations for all purposes of determination the Senior Debenture Obligations.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries (other than those payable or distributable solely to the

         Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (ii) any redemption, conversion, exchange, put, call, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries now or hereafter outstanding; and (iv) any issuance and sale of Subsidiary Securities (other than director qualifying shares) of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower; excluding in all instances however all payments which would otherwise be considered "Restricted Payments" made in accordance with the terms of an Approved Option Plan.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving Credit Facility" means the facility described in
         Section 2.1 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any Determination Date, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings and cancellation (or cash collateralization) of all Letters of Credit, together with all accrued and unpaid interest thereon.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Section 2.1.

                  "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.3(a) substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Secured Parties" means, collectively, the Priority Secured Parties, the General Secured Parties and the Agent and the Lenders with respect to the Senior Leased Facility.

                  "Securitization Deposit Accounts" means those certain lockbox deposit accounts nos. 3750818293 and 1233-0-02323 with Bank of America, N.A. and the deposit account no. 613237765 with Chase Manhattan Bank, N.A., in each case held with such financial institutions in connection with the transactions contemplated under the Receivables Purchase Agreement.

                  "Securitization Intercreditor Agreement" means the Intercreditor Agreement of even date herewith among General Electric Capital Corporation, the General Collateral Agent and certain other parties and more particularly described in the definition of "Permitted Encumbrances" in Annex X to the Receivables Purchase Agreement, as amended, supplemented or restated from time to time.

                  "Securitization Outstandings" means, at any time, the Capital Investment (as defined in the Receivables Purchase Agreement) under the Receivables Purchase Agreement, in an aggregate amount not in excess of $60,000,000 at any time.

                  "Securitization Transaction" means any transaction pursuant to which the Borrower or any Subsidiary, through Cone Receivables II LLC, sells, disposes of or otherwise transfers any interest, including any security interest, in accounts receivable and related rights pursuant to the Receivables Purchase Agreement.

                  "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Priority Security Agreement, (ii) the General Security Agreement, and (iii) any additional Security Agreement delivered to the Agent pursuant to Section 9.20, as amended, supplemented or restated from time to time.

                  "Security Documents" means, collectively, the General Security Instruments, the Priority Security Instruments and the Senior Lease Facility Mortgage.

                  "Security Termination Date" means the earliest date on which any of the following shall occur: (i) all Senior Debt Obligations are Fully Satisfied, (ii) all Senior Revolving Credit Obligations, all Senior Note Obligations and all Senior Lease Obligations are Fully Satisfied, or (iii) when each of the Agent (at the direction of all the Lenders), the holders of the Senior Notes and the Senior Lease Creditor agree in writing to the termination of all the General Security Instruments and the Priority Security Instruments and to the release of all General Liens and Priority Liens granted thereto thereunder.

                  "Senior Credit Documents" means, collectively, each of the Loan Documents, the Senior Debenture Documents, the Senior Lease Documents, the Senior Note Documents, and the Morgan Swap Agreement, as amended, supplemented or restated from time to time.

                  "Senior Creditors" means, collectively, all of (i) the Agent and the Lenders and (ii) Prudential, (iii) the Senior Lease Creditor,
         (iv) Morgan and (v) the Bond Trustee on behalf of and for the benefit of the Debenture Holders.

                  "Senior Debenture Documents" means, collectively, the Senior Indenture, the Senior Debentures and all documents delivered by or on behalf of the Borrower to the Bond Trustee or the Debenture Holders in connection therewith, as amended, supplemented or restated from time to time.

                  "Senior Debenture Obligations" means, as of any date, all obligations, liabilities and indebtedness of the Borrower with respect to the payment of (i) all outstanding principal, together with accrued and unpaid interest thereon, and premium thereon, if any, of the Senior Debentures, and (ii) all fees, expenses and other payments required by or under the Senior Debenture Documents.

                  "Senior Debentures" means the 8x% Debentures due March 15, 2005 issued by the Borrower pursuant to the Senior Indenture in an aggregate original principal amount of $100,000,000, as amended, restated or supplemented from time to time.

                  "Senior Debt Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof among the Collateral Agents and the Senior Creditors, as amended, supplemented or restated from time to time.

                  "Senior Debt Obligations" means, collectively, all of the Senior Revolving Credit Obligations, the Senior Note Obligations, the Senior Lease Obligations, the Senior Debenture Obligations and the Morgan Swap Obligations.

                  "Senior Debt Outstandings" means the sum of (i) the aggregate amount of Revolving Credit Outstandings and Letter of Credit Outstandings, plus (ii) the aggregate outstanding principal amount of the Senior Debentures, plus (iii) the aggregate outstanding principal amount of the Senior Notes.

                  "Senior Indenture" means that certain Indenture dated as of February 14, 1995 between the Borrower and the Bond Trustee, as amended, restated or supplemented from time to time.

                  "Senior Lease Creditor" means, collectively, SunTrust Bank and Atlantic Financial Group, Ltd., as creditors of the Senior Lease Obligations.

                  "Senior Lease Documents" means the Master Lease, the Loan Agreement (up to $16,000,000) dated as of October 24, 1994 between Atlantic Financial Group, Ltd. (as successor to TCB Realty II Corporation), as borrower, and SunTrust Bank (as successor to Citicorp Leasing, Inc.), as lender (the "Development Loan Agreement") and the other Key Agreements (as defined in the Development Loan Agreement), as amended by the Tenth Amendment to Master Lease of even date herewith and as amended, supplemented or restated from time to time.

                  "Senior Lease Facility" means the Borrower's corporate headquarters, including land and improvements, located at 3101 North Elm Street, Greensboro, North Carolina and leased by the Borrower pursuant to the Senior Lease Documents.

                  "Senior Lease Facility Mortgage" means the Deed of Trust and Security Agreement dated as of the Closing Date from Atlantic Financial Group, Ltd. in favor of the Agent for the benefit of itself and the Lenders granting a Lien on the Senior Lease Facility, as such document may be amended, supplemented or restated from time to time.

                  "Senior Lease Obligations" means, as of any date, all obligations, liabilities and indebtedness of the Borrower with respect to the payment of all rent, fees, expenses and other payments required by or under the Senior Lease Documents to which it is a party.

                  "Senior Note Agreement" means that certain Note Agreement dated August 13, 1992 between the Borrower and The Prudential Insurance Company of America pursuant to which the Senior Notes were issued, as amended by Amendment of 1992 Note Agreement, as amended, supplemented or restated from time to time.

                  "Senior Note Documents" means the Senior Note Agreement, the Senior Notes and all documents delivered by or on behalf of the Borrower to Prudential in connection therewith, as amended, supplemented or restated from time to time.

                  "Senior Note Obligations" means, as of any date, all obligations, liabilities and indebtedness of the Borrower with respect to the payment of (i) all outstanding principal, together with accrued and unpaid interest and Yield Maintenance Amount (as defined in the Senior Note Agreement) thereon, on the Senior Notes, and (ii) all fees, expenses and other payments required by or under the Senior Note Agreement or any other Senior Note Document to which it is a party.

                  "Senior Notes" means the 8.00% Senior Notes Due August 13, 2002 issued by the Borrower pursuant to the Senior Note Agreement in the original aggregate principal amount of $75,000,000, as amended, supplemented or restated from time to time.

                  "Senior Revolving Credit Obligations" means, except as set forth below, all obligations, liabilities and indebtedness of the Borrower with respect to the payment of (i) all outstanding principal, together with accrued and unpaid interest thereon, on the Revolving Notes, (ii) all Letter of Credit Outstandings and (iii) all fees, expenses and other payments required by or under this Agreement or any other Loan Document to which it is a party; provided, however, with respect to all matters covered by Section 5.5 hereof and Section 1.2(b) of the Senior Debt Intercreditor Agreement for which determination is made at any time other than following the occurrence and during the continuance of an Event of Default under this Agreement or any other Loan Document, Senior Revolving Credit Obligations shall mean and be equal to the Total Revolving Credit Commitment.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                  (b) it is then able and expects to be able to pay its debts as they mature; and

                  (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "Stated Termination Date" means August 7, 2000.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries; provided however that neither Cone Receivables II LLC nor Parras Cone (prior to the consummation of the Parras Cone Acquisition in compliance with the terms hereof) shall constitute Subsidiaries for the purposes of this Agreement.

                  "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

                  "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations, as amended, supplemented or restated from time to time; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender or any affiliate of any Lender.

                  "Synthetic Lease" means a leveraged leasing arrangement under which the lease of property is treated as an operating lease under GAAP but is treated as a financing lease arrangement for legal and tax purposes and in which a special purpose entity incurs Indebtedness to acquire such property and leases such property to the Borrower.

                  "Synthetic Lease Indebtedness" means, with respect to a Person that is a lessee under a Synthetic Lease, at any time an amount equal to (i) the aggregate purchase price of any property that the lessor under such synthetic lease acquired, through one or a series of related transactions, and thereafter leased to such Person pursuant to such Synthetic Lease less (ii) the aggregate amount of all payments made on or prior to such time of fixed rent or other rent payments which reduced such Person's obligation under such Synthetic Lease and which are not the financial equivalent of interest. Synthetic Lease

         Indebtedness of a Person shall also include, without duplication, the amount of Synthetic Lease Indebtedness of others to the extent guarantied by such Person.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation) other than any reportable event that is the subject of the PBGC Agreement; or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC other than those actions by the PBGC that are the subject of the PBGC Agreement; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan other than those actions by the PBGC that are the subject of the PBGC Agreement; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA other than those actions by the PBGC that are the subject of the PBGC Agreement; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

                  "Title Policy" means, with respect to each Mortgaged Property as to which Mortgage Support Documents are required hereunder, the mortgagee title insurance policy (together with such endorsements as the Agent may reasonably require) issued to the General Collateral Agent in respect of such Mortgaged Property by an insurer selected by the Borrower and reasonably acceptable to the Revolving Credit Agent, insuring (in an amount satisfactory to the Agent) the General Lien of the General Collateral Agent for the benefit of the General Secured Parties on such Mortgaged Property to be duly perfected and of first priority, subject only to such exceptions as shall be acceptable to the Agent.

                  "Total Letter of Credit Commitment" means an amount not to exceed $10,000,000.

                  "Total Revolving Credit Commitment" means a principal amount equal to $80,000,000, as reduced from time to time in accordance with Sections 2.1(e) and (f).

                  "Twelve-Month Period" means a period of twelve consecutive calendar months taken together as one accounting period.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "UCC" means the Uniform Commercial Code of the State of North Carolina as codified from time to time in the North Carolina General Statutes.

                  "U.S. Capital Expenditures" means all Capital Expenditures other than Mexican Capital Expenditures and Parras Cone Capital Expenditures.

                  "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations are able to perform properly date-sensitive functions involving all dates on and after January 1, 2000.

                  "Year 2000 Problem" means that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) are unable to recognize correctly and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

         1.2      Rules of Interpretation.
                  -----------------------

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Articles 1, 8 or 9 of the North Carolina Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and VICE VERSA, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder," "hereto," "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%," such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

                  (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, supplemented or restated, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, supplemented or restated from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                              The Credit Facilities
                              ---------------------

         2.1      Revolving Loans.
                  ---------------

                  (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, (A) the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment and (B) Senior Debt Outstandings shall not exceed the Borrowing Base. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on any Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

                  (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the amount of (i) Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment and (ii) Senior Debt Outstandings shall not exceed the Borrowing Base, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments of the Revolving Credit Facility as shall be necessary to comply with these restrictions. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $1,000,000, and, if greater than $1,000,000, an integral multiple of $1,000,000.

                  (c)      Advances.
                           --------

                           (i) An Authorized Representative shall give the Agent
                  (1) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 11:00 A.M. and (2) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.1(c)(iii) and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:00 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                           (ii) Not later than 2:00 P.M. on the date specified
                  for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

                           (iii) Notwithstanding the foregoing, if a drawing is
                  made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing from other funds available to the Borrower, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Agent at its Principal Office by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) at its Principal Office in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

                  (d) Repayment of Revolving Loans. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part (without penalty or premium, but subject to payment of any amounts required to be paid pursuant to Section 6.5) on any Business Day, upon (A) at least three
         (3) Business Days' irrevocable telephonic notice in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:00 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:00 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b) or
         Section 2.1(g). Subject to Sections 2.1(a) and 7.2, all amounts repaid under this Section 2.1(d) may be reborrowed hereunder.

                  (e) Optional Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three
         (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $1,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with any amounts required to be paid pursuant to Section 6.5 and accrued and unpaid interest on the amounts prepaid.

                  (f) Mandatory Reductions. In addition to any optional reductions of the Total Revolving Credit Commitment effected under
         Section 2.1(e), the Borrower shall make a reduction of the Total Revolving Credit Commitment in an amount equal to 100% of the Net Proceeds of each Capital Market Transaction of the Borrower or any Subsidiary (other than securities issued to the Borrower or another Subsidiary) permitted, each such reduction to be effective on the date of receipt of such proceeds and upon not less than five (5) Business Days' prior written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such reduction. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing) of such reduction. Each reduction of the Total Revolving Credit Commitment shall be accompanied by prepayment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with any amounts required to be paid pursuant to Section 6.5 and accrued and unpaid interest on the amounts prepaid.

                  (g) Cash Flow Reductions. The Borrower shall use its best efforts to ensure that the principal amount of all Revolving Loans is prepaid on each Business Day in an amount equal to the difference of
         (i) the aggregate collected cash balance of all Controlled Accounts as of the close of the immediately preceding Business Day less (ii) $3,000,000. Prepayments under this subsection shall be applied first to Base Rate Loans and then, if no such Loans are outstanding, to Eurodollar Rate Loans, such prepayment to be subject to the provisions of Section 6.5. Subject to Sections 2.1(a) and 7.2, all amounts repaid pursuant to this Section 2.1(f) may be reborrowed hereunder.

         2.2 Use of Proceeds. The proceeds of Revolving Loans shall be used by the Borrower to refinance certain existing Indebtedness of the Borrower and for general working capital needs and other corporate purposes.

         2.3 Revolving Notes. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

                                   ARTICLE III

                                Letters of Credit
                                -----------------

         3.1 Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Issuing Bank shall not issue (or renew) any Letter of Credit if it has been notified by the Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and
(iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings shall exceed the Total Revolving Credit Commitment or Senior Debt Outstandings shall exceed the Borrowing Base. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Stated Termination Date.

         3.2      Reimbursement and Participations.
                  --------------------------------

                  (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by
         Section 2.1) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iii) and Section 2.4, amounts shall be paid pursuant to Advances under the Revolving Credit Facility. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

                  (b) In accordance with the provisions of Section 2.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

                  (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section 2.1(c)(iii).

                  (d) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.1(c)(iii)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section 2.1(c)(iii) and Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (e) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98," or any subsequent amendment or revision of either thereof.

                  (g) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (h) Without limiting the generality of the provisions of
         Section 13.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(h) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

                  (i) Without limiting Borrower's rights as set forth in Section 3.2(h), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i) any lack of validity or enforceability of the
                  Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any amendment or waiver of or any consent to or
                  departure from all or any of the Related LC Documents;

                           (iii) the existence of any claim, setoff, defense
                  (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                           (v) any draft, statement or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (vi) any delay, extension of time, renewal,
                  compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                           (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing.

                                   ARTICLE IV

                Eurodollar Funding, Fees, and Payment Conventions
                -------------------------------------------------

         4.1      Interest Rate Options.
                  ---------------------

                  (a) Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans in accordance with Sections 2.1(c)(i) and 4.2, as applicable; provided, however, (a) there shall not be outstanding at any one time Eurodollar Rate Loans having more than six (6) different Interest Periods, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $1,000,000 or, if greater than $1,000,000, an integral multiple of $1,000,000, and (c) no Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections 2.1(c)(i) and 4.2, as applicable, the Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section
         4.2. The Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

                  (b) In the event the Borrowing Base includes the Overadvance Basket, either as set forth in any Borrowing Base Certificate or as otherwise determined in the definition of Borrowing Base, the Applicable Margin shall, ipso facto, be increased by 25 basis points (.25%) commencing on the date of inclusion of the Overadvance Basket in the Borrowing Base as a result of a calculation of Senior Debt Outstandings or request for an Advance, and continue to be in effect at such increased level for each day until and including the date on which the Borrowing Base does not include the Overadvance Basket.

         4.2 Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth in the definition of "Interest Period" and in
Section 4.1 and Article VI, the Borrower may:

                  (a) upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 11:00 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Agent (which shall be irrevocable on or before 11:00 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

                           (i) elect a subsequent Interest Period for any
                  Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

                           (ii) Convert any Base Rate Loan to a Eurodollar Rate
                  Loan on any Business Day.

Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the Eurodollar Rate Loan affected and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 3:00 P.M. on the same day as the Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         4.3 Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Revolving Loan, commencing on the first date of such Revolving Loan until such Revolving Loan shall be repaid at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Revolving Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each March, June, September and December, commencing on March 31, 2000, until the Revolving Credit Termination Date, at which date as applicable the entire principal amount of and all accrued interest on the Revolving Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and
(c) upon payment in full of the Revolving Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         4.4 Prepayments of Eurodollar Rate Loans. Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 6.5.

         4.5      Manner of Payment.
                  -----------------

                  (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders, the Issuing Bank, the Agent, or Bank of America with respect to any Revolving Loan, Letter of Credit or Reimbursement Obligation, shall be made to the Agent at the Principal Office in Dollars in immediately available funds without condition or deduction for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

                  (b) Any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

                  (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         4.6      Fees.
                  ----

                  (a) Commitment Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a commitment fee equal to the Applicable Commitment Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December, commencing March 31, 2000 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

                  (b) Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit.

                  (c) Letter of Credit Fronting and Administrative Fees. The Borrower shall pay to the Issuing Bank a fronting fee of one-eighth percent per annum (.125%) on the stated amount of each Letter of Credit calculated for the stated term, such fee to be payable in full at or prior to the time of issuance of such Letter of Credit. Any renewal or continuation of a Letter of Credit beyond its current stated term shall be deemed to be a new issuance of such Letter of Credit subject to payment of a fronting fee as herein calculated. The Borrower shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                  (d) Agent Fees. The Borrower agrees to pay to the Agent, for the Agent's individual account, an annual Agent's fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Borrower and Agent in writing.

         4.7 Pro Rata Payments. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in Section 4.6(a), (b) and (c), and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         4.8 Computation of Rates and Fees. Except as may be otherwise expressly provided, all interest rates (other than the Prime Rate which shall be computed on the basis of the actual number of days elapsed in a year of 365/366 days) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

         4.9 Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.10, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such

Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon at the Federal Funds Rate, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank, such Lender shall pay to the Issuing Bank, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank.

         4.10 Intraday Funding. Without limiting the provisions of Section 4.9, unless the Borrower or any Lender has notified the Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Agent in the manner required hereunder, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate; and

                  (ii) if any Lender failed to make such payment, the Agent shall be entitled to recover such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent in immediately available funds upon receipt of such demand. The Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section 4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Agent or the

         Borrower may have against any Lender as a result of any default by such Lender hereunder.

                                    ARTICLE V

                                    Security

         5.1      Security.
                  --------

                  (a) As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Agent and its counsel to (i) grant to the Priority Collateral Agent for the benefit of the Priority Secured Parties to secure the Priority Senior Obligations a Priority Lien in all now owned or hereafter acquired Priority Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws), and (ii) grant to the General Collateral Agent for the benefit of the General Secured Parties to secure the General Senior Obligations a General Lien in all now owned or hereafter acquired General Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than any Priority Lien and restrictions on transfer imposed by applicable securities laws).

                  (b) Without limiting the foregoing, the Borrower and each Domestic Subsidiary having rights in any Subsidiary Securities shall on the Closing Date deliver to the General Collateral Agent, in form and substance reasonably acceptable to the Agent, (A) a Pledge Agreement which shall pledge to the General Collateral Agent for the benefit of the General Secured Parties (i) 65% of the Voting Securities of each Material Direct Foreign Subsidiary (to the extent 65% of such Voting Securities is owned by the Borrower or such Domestic Subsidiary and, if less than such 65% is so owned, then 100% of such lesser amount) and 100% of the non-voting Subsidiary Securities of such Direct Foreign Subsidiary, (ii) 100% of the Subsidiary Securities of all Domestic Subsidiaries and (iii) all of the membership interests of the Borrower in Cone Receivables II LLC, (B) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (C) if such Subsidiary Securities do not constitute securities and the issuer thereof has not elected to have such interests treated as securities under Article 8 of the Uniform Commercial Code, a control agreement (containing the provisions described in Section 9.20(f)(ii)) from the Registrar of such Subsidiary Securities and (D) Uniform Commercial Code financing statements reflecting the General Lien in favor of the General Collateral Agent on such Subsidiary Securities, each in form and substance acceptable to the Agent, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Documents or otherwise as the Agent may request to effect the transactions contemplated by this Article V. The Borrower shall, and shall cause each Domestic Subsidiary to, pledge to the General Collateral Agent for the benefit of the General Secured Parties to secure the General Senior Obligations (and as appropriate to reaffirm its prior pledge of) all of the Pledged Interests of any Domestic Subsidiary or Direct Foreign Subsidiary acquired or created after the Closing Date to the respective extent set forth above and deliver to the General Collateral Agent all of the documents and instruments in connection therewith as are required pursuant to the terms of Section 9.20 and of the Security Documents.

                  (c) As further security for the full and timely payment and performance of all Obligations, Atlantic Financial Group, Ltd. (borrower under the Senior Lease Documents) on or before the Closing Date the Borrower will execute and deliver the Senior Lease Facility Mortgage and do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Agent and the Lenders a Lien on the Senior Lease Facility subject to no prior Lien or other encumbrance or restriction on transfer other than Permitted Liens and Liens in favor of the Senior Lease Creditor. The Agent and the Senior Lease Creditor shall have entered into the Leased Facility Intercreditor Agreement on or prior to the Closing Date.

         5.2 Further Assurances. At the request of the Agent, the Borrower will or will cause all other Credit Parties, as the case may be, to execute, by its duly authorized officers, alone or with the Agent, General Collateral Agent or the Priority Collateral Agent, as applicable, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent, the Priority Collateral Agent, the General Collateral Agent or any of them reasonably deems necessary from time to time to create, continue or preserve the Priority Liens in the Priority Collateral, the General Liens in the General Collateral and the Lien on the Senior Leased Facility (and the perfection and priority thereof) and specifically including all Collateral acquired by the Borrower or other Credit Party after the Closing Date. Each of the Agent, General Collateral Agent and the Priority Collateral Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Credit Party as "debtor" and the Agent (on behalf of the Lenders), General Collateral Agent (on behalf of the General Secured Parties) or the Priority Collateral Agent (on behalf of the Priority Secured Parties), as applicable, as "secured party", and continuations thereof and amendments thereto, as the Agent or either of the Collateral Agents reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

         5.3 Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Document (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 5.3, and (ii) Schedule 5.3 contains a true and complete list of (a) the exact legal name, jurisdiction of formation, and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1995 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since January 1, 1995, (c) each location in the United States in which goods constituting material Collateral are or have been located since January 1, 1995 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade style used by any Grantor or any division thereof since January 1, 1995 and the purposes for which it was used. The Borrower shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor or any division thereof to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Agent, the General Collateral Agent or the Priority Collateral Agent to perfect or maintain the perfection of the General Lien in the General Collateral and the Priority Lien in the Priority Collateral.

         5.4      Mortgages.
                  ---------

                  (a) Without limiting the generality of Section 5.1, the Borrower, as security for all Priority Senior Obligations, and each Domestic Subsidiary, as security for the Guarantors' Obligations and for all Priority Senior Obligations, as applicable, shall deliver to the Priority Collateral Agent (i) on the Closing Date, with respect to each parcel of real property owned or leased by the Borrower or a Subsidiary listed on Schedule 5.4, a Priority Mortgage, and (ii) thereafter, with respect to each parcel of real property owned, acquired or leased by the Borrower or a Domestic Subsidiary with a fair market value greater than $300,000, unless otherwise determined by the Required Lenders, a Priority Mortgage with respect to such parcel of real property and, (A) to the extent such real property is or becomes Material Real Property, the related Material Real Property Support Documents and (B) to the extent required by any law, regulation or directive of any applicable Governmental Authority, such required Material Real Property Support Documents.

                  (b) Without limiting the generality of Section 5.1, the Borrower, as security for all General Senior Obligations, and each Domestic Subsidiary, as security for all General Senior Obligations and, if a Guarantor, for the Guarantors' Obligations, as applicable, shall deliver to the General Collateral Agent (i) on the Closing Date, with respect to each parcel of real property owned or leased by the Borrower or a Subsidiary listed on Schedule 5.4, a General Mortgage, and (ii) thereafter, with respect to each parcel of real property owned, acquired or leased by the Borrower or a Domestic Subsidiary with a fair market value greater than $300,000, unless otherwise determined by the Required Lenders, a General Mortgage with respect to such parcel of real property and, (A) to the extent such real property is or becomes Material Real Property, the related Material Real Property Support Documents and (B) to the extent required by any law, regulation or directive of any applicable Governmental Authority, such required Material Real Property Support Documents.

         5.5      Intercreditor Matters.
                  ---------------------

                  (a) Each Lender from time to time party hereto, the Agent and the Borrower hereby consent to and agree with the terms of the Senior Debt Intercreditor Agreement and such Lenders hereby (i) acknowledge and agree that each General Lien and/or Priority Lien in all Collateral now owned or hereafter acquired and all remedies available with respect to such Collateral are subject to the terms of the Senior Debt Intercreditor Agreement, (ii) directs the Agent on their behalf to enter into each of the Senior Debt Intercreditor Agreement and the Collateral Agency Agreements and consents to the service by the Agent in the capacity of Priority Collateral Agent and Designated Collateral Subagent (as defined in the General Security Agreement) and (iii) acknowledges and agrees that:

                           (A) With respect to the Debenture Holders, the
                  determination of the Required Enforcement General Secured Parties shall be made based on the entire amount of Senior Debenture Obligations then outstanding voting on a consolidated basis as a single vote as directed to the Bond Trustee by such Debenture Holders as may be required for any enforcement action under the terms of the Indenture, and

                           (B) With respect to the Lenders, the determination of
                  the Required Enforcement General Secured Parties, the Required General Secured Parties and the Required Priority Secured parties shall be made based on the entire amount of Senior Revolving Credit Obligations then outstanding voting on a consolidated basis as a single vote as directed by the Required Lenders.

                  (b) Each Lender from time to time party hereto, the Agent and the Borrower hereby further consent to and agree with the terms of the Leased Facility Intercreditor Agreement and the Securitization Intercreditor Agreement and directs the Agent on their behalf to enter into such agreements.

                                   ARTICLE VI

                             Change in Circumstances

         6.1      Increased Cost and Reduced Return.
                  ---------------------------------

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                           (i) shall subject such Lender (or its Applicable
                  Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
         Section 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this
         Section 6.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         6.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again lawfully make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 6.4 shall be applicable).

         6.4 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 6.1 or 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         6.5 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Article VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         6.6      Taxes.
                  -----

                  (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 13.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 6.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 6.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 6.6(a) or 6.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 6.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Notes and the Facility Termination Date.

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit
            --------------------------------------------------------

         7.1 Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, is subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                           (i) executed originals of each of this Agreement, the
                  Notes, the initial Facility Guaranties, the initial Security Documents, and the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable written opinions with respect to
                  the Loan Documents and the transactions contemplated thereby of special counsel to the Credit Parties (including special indenture counsel) in the jurisdictions of North Carolina, South Carolina, New York and Mexico, dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit G;

                           (iii) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (iv) specimen signatures of officers or other
                  appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

                           (v) the Organizational Documents of each of the
                  Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

                           (vi) Operating Documents of each of the Credit
                  Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (vii) certificates issued as of a recent date by the
                  Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

                           (viii) appropriate certificates of qualification to
                  do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure

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

                  to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                           (ix) notice of appointment of the initial Authorized
                  Representative(s);

                           (x) a Compliance Certificate as of the end of the
                  fiscal quarter most recently ended prior to the Closing Date;

                           (xi) evidence of all insurance required by the Loan
                  Documents;

                           (xii) an initial Borrowing Notice, if any, and, if
                  elected by the Borrower, Interest Rate Selection Notice;

                           (xiii) evidence of the filing of Uniform Commercial
                  Code financing statements reflecting the filing in all places required by applicable law to perfect the General Liens of the General Collateral Agent under the General Security Instruments and the Priority Liens of the Priority Collateral Agent under the Priority Security Instruments and the Lien of the Agent in the Senior Leased Facility, as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the General Liens of the General Collateral Agent under the General Security Instruments and the Priority Liens of the Priority Collateral Agent under the Priority Security Instruments and the Lien of the Agent in the Senior Leased Facility, as the Agent, General Collateral Agent or Priority Collateral Agent may require, including without limitation the delivery by the Borrower of all certificates evidencing Pledged Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

                           (xiv) evidence satisfactory to the Agent of the
                  payment in full and termination of the Existing Credit Agreement;

                           (xv) executed originals of the Collateral Agency
                  Agreements and the Senior Debt Intercreditor Agreement;

                           (xvi) executed originals of the Securitization
                  Intercreditor Agreement and the Leased Facility Intercreditor Agreement;

                           (xvii) copies of the Senior Indenture, the Senior
                  Note Agreement, the Morgan Swap Agreement, the Receivables Transfer Agreement, the Receivables Purchase Agreement and the Senior Lease Documents, together with all material agreements executed in connection therewith, and amendments of the Senior Note Agreement, the Senior Lease Documents, the Receivables Transfer Agreement and the Receivables Purchase Agreement each in form and substance acceptable to the Lenders, certified as true and correct by an Authorized Officer of the Borrower;

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

                           (xviii) evidence that all fees payable by the
                  Borrower on the Closing Date to the Agent, BAS and the Lenders have been paid in full;

                           (xix) Uniform Commercial Code search results showing
                  only those Liens as are acceptable to the Lenders;

                           (xx) the consolidated financial statements of the
                  Borrower and its Subsidiaries for the fiscal years ended 1996, 1997 and 1998, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP and such other financial information as the Agent may request, all in form and substance acceptable to the Agent and the Lenders;

                           (xxi) information as may be requested by the Agent
                  regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries, which information shall include, if requested by the Agent, (a) asset appraisal reports with respect to all of the material real and personal property owned by the Borrower and its Subsidiaries, and (b) a written audit of the accounts receivable not sold to Cone Receivables II LLC, inventory, payables, controls and systems of the Borrower and its Subsidiaries, all in form and substance acceptable to the Agent and the Lenders;

                           (xxii) information confirming that the Borrower's and
                  its Subsidiaries' material computer applications and those of its key vendors and customers adequately address the Year 2000 Problem in all material respects, all in form and substance acceptable to the Agent and the Lenders;

                           (xxiii) delivery of Material Real Property Support
                  Documents as may be required by any Governmental Authority in connection with the delivery of any Mortgage;

                           (xxiv) executed officer's certificate by the chief
                  financial officer of the Borrower as to compliance with
                  Section 3.9(i) of the Indenture;

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

                           (xxv) the projected Borrowing Base as of the Closing
                  Date, acceptable to the Lenders in form and substance;

                           (xxvi) thirteen week consolidated cash flow
                  projections of the Borrower and its Subsidiaries commencing with the week starting January 17, 2000, acceptable to the Lenders in form and substance;

                           (xxvii) such other documents, instruments,
                  certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b)      In the good faith judgment of the Agent and the
                  Lenders:

                           (i) except as otherwise disclosed in public filings
                  made with the Securities and Exchange Commission or disclosed in the financial projections delivered to the Agent by the Borrower dated October, 1999 (the "October Projections"), or as disclosed to the Lenders with respect to a certain customer's payment practices, there shall not have occurred a material adverse change since January 3, 1999 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date other than as reflected in the October Projections;

                           (ii) no litigation, action, suit, investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority which could reasonably be likely to result in a Material Adverse Effect;

                           (iii) the Credit Parties shall have received all
                  governmental, shareholder and third party approvals, consents and waivers necessary or advisable in connection with the Loan Documents and the transactions contemplated thereby, all of which shall be in full force and effect, and shall have made or given all necessary filings and notices as shall be required, and all applicable waiting periods shall have expired, to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect;

                           (iv) each of the lenders under the Existing Credit
                  Agreement is a Lender party hereto with a Revolving Credit Commitment hereunder of not less than its equivalent commitment under the Existing Credit Agreement; and

                           (v) each of the Lenders is satisfied with (a) the
                  form and content of all agreements relating to other Indebtedness of the Borrower and its Subsidiaries, including the Intercreditor Agreements, (b) the corporate capital and ownership structure of the Borrower and its Subsidiaries (including articles of incorporation, bylaws and management of the Borrower and its Subsidiaries) and (c) the status of all litigation of the Borrower and its Subsidiaries.

         7.2 Conditions of Revolving Loans and Letter of Credit. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue (or renew) Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent shall have received a Borrowing Notice if required by Article II;

                  (b) the representations and warranties of the Credit Parties set forth in Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a) shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article
         8) to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance or the issuance of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and

                  (e)      immediately after giving effect to:

                           (i) a Revolving Loan, the aggregate principal balance
                  of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) a Letter of Credit or renewal thereof, the
                  aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                           (iii) a Revolving Loan or a Letter of Credit or
                  renewal thereof, (A) the sum of Revolving Credit Outstandings plus Letter of Credit Outstandings shall

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

                  not exceed the Total Revolving Credit Commitment and (B) Senior Debt Outstandings shall not exceed the Borrowing Base.

                                  ARTICLE VIII

                         Representations and Warranties
                         ------------------------------

         The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         8.1      Organization and Authority.
                  --------------------------

                  (a) The Borrower and each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Credit Party (other than the Borrower) has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party;

                  (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

                  (f) The Security Documents create valid security interests in the Collateral purported to be covered thereby, which security interests and Liens are and will remain perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

         8.2 Loan Documents. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

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

                  (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary except any Liens in favor of the Secured Parties created by the Security Documents.

         8.3 Solvency. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         8.4 Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 8.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.20; Schedule 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4, free and clear of any Lien (other than Liens in favor of the Collateral Agents under the Security Documents).

         8.5 Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 8.4, equity investments in Persons not constituting Material Subsidiaries permitted under Section 10.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 9.20.

         8.6      Financial Condition.
                  -------------------

                  (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as at January 3, 1999 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by McGladrey & Pullen LLP, and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheets and related consolidated

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

         statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the nine month period ending October 3, 1999. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and nine month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

                  (b) since the later of (i) the date of the audited financial statements delivered pursuant to Section 8.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to
         Section 9.1(a) hereof, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God other than (i) as set forth in the October Projections and (ii) as disclosed to the Lenders with respect to a certain customer's payment practices; and

                  (c) except as set forth in the financial statements referred to in Section 8.6(a) or in Schedule 8.6 or permitted by Section 10.5, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

         8.7 Title to Properties. The Borrower and each of its Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 8.7 and Liens permitted by Section 10.4.

         8.8 Taxes. Except as set forth in Schedule 8.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves (if required in accordance with GAAP) are reflected in the financial statements described in Section 8.6(a) or Sections 9.1(a) or (b) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

         8.9      Other Agreements.  No Credit Party nor any Subsidiary is
                  ----------------

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

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

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         8.10 Litigation. Except as set forth in Schedule 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or other Credit Party or affecting the Borrower or any Subsidiary or other Credit Party or any properties or rights of the Borrower or any Subsidiary or other Credit Party, which could reasonably be likely to have a Material Adverse Effect.

         8.11 Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 221) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         8.12 Investment Company. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

         8.13 Patents, Etc. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

         8.14 No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of

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

material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

         8.15 No Consents, Etc. Neither the respective businesses or properties of the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

         8.16     Employee Benefit Plans.
                  ----------------------

                  (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

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

                  (c) Except as set forth on Schedule 8.16 hereto, no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         8.17 No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         8.18.....Environmental Laws. Except as listed on Schedule 8.18 or as otherwise could not reasonably be expected to have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 8.18 or as otherwise could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

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

         8.19     Employment Matters.
                  ------------------

                  (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement except as set forth on
         Schedule 8.19 and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

                  (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         8.20.....RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any racketeer influenced and corrupt organizations law, whether civil or criminal, or other similar laws.

         8.21.....Year 2000 Compliance. All computer applications (including those affected by information received from its suppliers and vendors) that are material to the business and operations of the Borrower and any of its Subsidiaries are Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.



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                                   ARTICLE IX

                              Affirmative Covenants
                              ---------------------

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         9.1      Financial Reports, Etc.
                  ----------------------

                  (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of McGladrey & Pullen LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a Compliance Certificate as of the end of such Fiscal Year;

                  (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except for the last fiscal quarter of the Fiscal Year, as to which the following shall not be required to be delivered), deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, and (ii) a Compliance Certificate as of the end of such quarter;

                  (c) as soon as practical and in any event within 45 days after the end of each Fiscal Quarter deliver to the Agent and each Lender a certificate of an Authorized Representative of the Borrower certifying all Asset Dispositions for such Fiscal Quarter constituting Permitted Asset Dispositions under the terms of clause (viii) of such defined term together with evidence of application of all proceeds of each such Permitted Asset Disposition consummated more than 180 days prior to the end of such Fiscal Quarter;

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

                  (d) together with each delivery of the financial statements required by Section 9.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                  (e) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary; and

                  (f) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrower and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

                  (g) as soon as practicable and in any event within twenty-five
         (25) days following the end of each fiscal month, deliver to the Agent and each Lender (i) a Borrowing Base Certificate as of the end of such month and an accounts receivable aging report in form and substance acceptable to the Agent and (ii) a Compliance Certificate as of the end of such month in form and substance acceptable to the Agent;

                  (h) as soon as practical and in any event within 25 days after the end of each fiscal month, deliver to the Agent and each Lender consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal month and for the period from the beginning of the then current Fiscal Year through the end of such fiscal month all prepared by management of the Borrower using inventory estimation, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal month and the results of their operations and the changes in their financial position for such fiscal month; and

                  (i) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

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         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         9.2 Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

         9.3 Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 10.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

         9.4 Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

         9.5 Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers (or on a self-insured basis customary for companies similarly situated and in accordance with prudent business practices) against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and otherwise as required by the Security Documents, (b) maintain general public liability insurance with responsible insurance carriers (or self-insurance as is customary for similarly situated companies and in accordance with prudent business practices) at all times against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption, each of the foregoing policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in Schedule 9.5, and such insurance policies to be in form reasonably satisfactory to the Agent, General Collateral Agent and/or Priority Collateral Agent.

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

         9.6 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         9.7 Year 2000 Compliance. The Borrower will promptly notify the Agent and the Lenders in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations is not Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         9.8 Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect, at the Borrower's expense, any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         9.9 Observe all Laws. Conform to and duly observe in all material respects all laws, including all Environmental Laws and ERISA, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         9.10 Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         9.11 Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 9.2 through 9.10, inclusive and 9.21.

         9.12 Officer's Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto.

         9.13 Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $3,000,000, to the extent not covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

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

         9.14 Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any (a) material violation or alleged material violation by the Borrower or any Subsidiary of any applicable Environmental Law;
(b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license or to the extent such release could not have a Material Adverse Effect; or (c) material liability or alleged material liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         9.15 Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability.

         9.16 Indemnification. Without limiting the generality of Section 13.9, the Borrower hereby agrees to indemnify and hold the Agent and the Lenders and any affiliate of any Lender party to a Swap Agreement, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 9.16 shall survive repayment of the Obligations, occurrence of the Facility Termination Date and expiration or termination of this Agreement.

         9.17 Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Documents and the other Loan Documents.

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

         9.18     Employee Benefit Plans.
                  ----------------------

                  (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan),
         (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request, including any communications relating to the PBGC Agreement and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA and including any installments or payments relating to the PBGC Agreement) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, including all correspondence associated with the PBGC Agreement, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         9.19 Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

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         9.20     New Subsidiaries. Simultaneously with (i) the acquisition or creation of any Material Subsidiary which is a Domestic Subsidiary, or upon any existing Domestic Subsidiary becoming a Material Subsidiary, cause to be delivered to the Agent each of the following and (ii) the acquisition or creation of any Material Direct Foreign Subsidiary, cause to be delivered to the Agent each of the items set forth in (d), (e), (f), (h) (subclauses (i), (ii),
(iii) and (v) only) and (i), below:

                  (a) a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit I;

                  (b) a General Security Agreement of such Subsidiary substantially in the form of Exhibit J-1, and a Priority Security agreement substantially in the form of Exhibit J-2, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and (i) naming the General Collateral Agent for the benefit of the General Secured Parties, as "Secured Party," and (ii) naming the Priority Collateral Agent for the benefit of the Priority Secured Parties as "Secured Party", in each case in form, substance and number sufficient in the reasonable opinion of the Collateral Agents and their special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect (y) the General Lien in favor of the General Collateral Agent for the benefit of the General Secured Parties and (z) the Priority Lien in favor of the Priority Collateral Agent for the benefit of the Priority Secured Parties, in each case to the extent such General Lien or Priority Lien may be perfected by Uniform Commercial Code filing;

                  (c) Priority Mortgages and General Mortgages with respect to all parcels of real property with a fair market value in excess of $300,000 owned by such Subsidiary and with respect to any Material Real Property or to the extent required by any law, regulation or directive of any applicable Governmental Authority, Material Real Property Support Documents, as applicable, and related Uniform Commercial Code financing statements on Form UCC-1 or otherwise pertaining to fixtures;

                  (d) if the Subsidiary Securities issued by such Subsidiary that are, or are required to become, Pledged Interests, shall be owned by a Subsidiary who has not then executed and delivered to the General Collateral Agent a Pledge Agreement granting a General Lien to the General Collateral Agent, for the benefit of the General Secured Parties, in such equity interests, a Pledge Agreement executed by the Subsidiary that directly owns such Subsidiary Securities substantially in the form attached hereto as Exhibit K (or, as to the Pledged Interests issued by any Direct Foreign Subsidiary, in a form acceptable to the Agent), and if such Subsidiary Securities shall be owned by the Borrower or a Subsidiary who has previously executed a Pledge Agreement, a Pledge Agreement Supplement in the form required by such Pledge Agreement pertaining to such Subsidiary Securities;

                  (e) if the Pledged Interests issued by such Subsidiary constitute securities under Article 8 of the Uniform Commercial Code
         (i) the certificates representing such

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         Pledged Interests and (ii) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

                  (f) (i) Uniform Commercial Code financing statements on form UCC-1 or otherwise duly executed by the pledgor as "Debtor" and naming the General Collateral Agent for the benefit of the General Secured Parties as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the General Collateral Agent for the benefit of the General Secured Parties the General Lien on such Subsidiary Securities and (ii) if the Pledged Interests issued by such Subsidiary do not constitute securities and such Subsidiary has not elected to have such interests treated as securities under Article 8 of the applicable Uniform Commercial Code, a control agreement from the Registrar of such Subsidiary, in form and substance acceptable to the Agent and in which the Registrar (1) acknowledges that the pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of such Subsidiary Securities, (2) acknowledges the General Lien in favor of the General Collateral Agent conferred under the Pledge Agreement and that such General Lien will be reflected on the registry for such Subsidiary Securities, (3) agrees that it will not register any transfer of such Subsidiary Securities nor acknowledge any Lien in favor of any other Person on such Subsidiary Securities, without the prior written consent of the General Collateral Agent, in each instance, until it receives notice from the General Collateral Agent that all General Liens on such Collateral in favor of the General Collateral Agent for the benefit of the General Secured Parties have been released or terminated, and (4) agrees that upon receipt of notice from the Agent or the General Collateral Agent that an Event of Default has occurred and is continuing and that the Subsidiary Securities identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Subsidiary Securities on the appropriate registry without requiring further consent from the pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Subsidiary Securities pending further transfer, notwithstanding any contrary instruction received from the pledgor;

                  (g) a supplement to the appropriate schedule attached to the appropriate Security Documents listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Documents in after acquired Collateral);

                  (h) an opinion or opinions of counsel to the Subsidiary (including local counsel in each jurisdiction where Mortgaged Property is located) dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 9.20 and addressed to the Collateral Agents, in form and substance reasonably acceptable to the Collateral Agents (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7.1(a)), to the effect that:



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                           (i) such Subsidiary is duly organized, validly
                  existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted and to execute, deliver and perform the Facility Guaranty and other Loan Documents described in this Section 9.20 to which such Subsidiary is a signatory, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                           (ii) the execution, delivery and performance of the
                  Facility Guaranty and other Loan Documents described in this
                  Section 9.20 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

                           (iii) the Subsidiary Securities of such Subsidiary
                  are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights, and the applicable General Security Instrument (including foreign collateral documents) is effective to create a valid security interest in favor of the General Collateral Agent for the benefit of the General Secured Parties in such Subsidiary Securities as constitute Pledged Interests;

                           (iv) (A) the Uniform Commercial Code financing
                  statements on Form UCC-1 delivered to the General Collateral Agent by the Subsidiary in connection with the delivery of the General Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the General Collateral Agent for the benefit of the General Secured Parties the General Lien on General Collateral conferred under such General Security Instruments to the extent such General Lien may be perfected by Uniform Commercial Code filing;

                                    (B) the Uniform Commercial Code financing
                  statements on Form UCC-1 delivered to the Priority Collateral Agent by the Subsidiary in connection with the delivery of the Priority Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Priority Collateral Agent for the benefit of the Priority Secured Parties the Priority Lien on Priority Collateral conferred under such Priority Security Instruments to the extent such Priority Lien may be perfected by Uniform Commercial Code filing;



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                           (v) in the case of Direct Foreign Subsidiaries only,
                  that under the laws of the applicable foreign jurisdiction, all agreements, notices and other documents that are required to be executed, delivered, filed or recorded and all other action required to be taken, within or pursuant to the laws of such jurisdiction to perfect the General Lien conferred in favor of the General Collateral Agent under the applicable General Security Instrument as against creditors of and purchasers for value from the holder of the Pledged Interests has been duly executed, delivered, filed, recorded or taken, as the case may be;

                           (vi) each Mortgage is in appropriate form for due
                  recordation and upon recordation shall constitute a valid and effective, fully perfected Priority Lien and General Lien, as applicable, on the real property and fixtures described therein; and

                  (i) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 9.20.

         9.21 Controlled Accounts. Cause at all times all of its depository accounts, other than Excluded Deposit Accounts, to be held by and maintained with the Agent or any Lender.

         9.22 Third-party Consultant. Pay all fees and expenses of a third-party business consultant to be hired on or before February 15, 2000 in a manner acceptable to the Agent on behalf of the Lenders, the Senior Lease Creditor and Prudential, such consultant to be mutually acceptable to the Borrower, Agent and Lenders, to report to and be available for meetings with the Lenders, the Agent, the Senior Lease Creditor and Prudential and to have a scope of duties and cost structure to be agreed upon. Copies of any consultant reports will be delivered to the Borrower. In the event such consultant shall cease to be acceptable to the Agent and the Lenders or shall not be available for meetings or shall not deliver copies of such consultant reports as a result of its employment by or client relationship with Prudential, the Borrower agrees to pay all fees and expenses of an additional independent third-party consultant to be hired thereafter by the Agent on behalf of the Lenders and to have a scope of duties and cost structure to be agreed upon.

         9.23 Post-Closing Deliveries. Deliver to the Agent within the time periods indicated the following documents in form and substance satisfactory to the Agent and the Lenders:

                  (a) within ninety (90) days of the Closing Date, the following Material Real Property Support Documents relating to each Mortgaged Property set forth on Schedule 5.4 hereto (other than the Comfort Sleep property) to the extent not delivered at the Closing Date:

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                           (i) commitments for Title Policies with such
                  endorsements as may be requested by the Agent;

                           (ii) copies of title exceptions with respect to the
                  Mortgaged Property, acceptable in form and substance to the Agent;

                           (iii) Phase I environmental reports with respect to
                  the Mortgaged Property, acceptable in form, scope, detail, analysis, and results to the Agent;

                           (iv) current surveys of the Mortgaged Property and
                  surveyor's affidavits;

                           (v) appraisals of the Mortgaged Property and all
                  machinery and equipment constituting Collateral;

                           (vi) Borrower's affidavit for the Mortgaged Property;

                           (b) Within thirty (30) days of the Closing Date, the
                  following to the extent not delivered at the Closing Date:

                           (i) stock certificates and stock registry forms, as
                  required by and acceptable in detail to the Agent, including any schedules affected thereby;

                           (ii) Account Control Agreements together with
                  attached copies of account statements and customer-commodities intermediary account agreements;

                           (iii) third party consent of CIPCO S.C., Inc. and
                  Prospin Industries, Inc. to assignment of any rights under their respective License Agreements with the Borrower; and

                           (iv) third party consent of Cluett, Peabody & Co.,
                  Inc. to assignment of any rights under its License Agreement with the Borrower, subject to the Borrower's exercise of its best efforts.

                           (c) Within five (5) business days of the Closing
                  Date, the following to the extent not delivered at Closing
                  Date:

                           (i) all original schedules to this Agreement and any
                  other Loan Document, revised and completed; and

                           (ii) executed originals of the Compliance
                  Certificate, Initial Borrowing Notice, Interest Rate Selection Notice, Certificate of Borrowing Base and any other certificates required under this Agreement.

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

                                    ARTICLE X

                               Negative Covenants
                               ------------------

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         10.1     Financial Covenants.
                  -------------------

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than (i) $145,000,000 from the Closing Date until (but excluding) the last day of the fiscal quarter that includes the Closing Date (the "Closing Date Quarter"), and (ii) as at the last day of each fiscal quarter of the Borrower commencing with the Closing Date Quarter and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the Closing Date Quarter, required to be maintained as of the Closing
         Date), plus (B) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments.

                  (b) Consolidated Leverage Ratio. Permit as of the end of each Four-Quarter Period set forth below the Consolidated Leverage Ratio to be more than that set forth opposite each such period:

                            Period                       Leverage Ratio
                                                         Must Not Exceed
                  ----------------------------    -----------------------------

                  Four Quarter Period ended
                  January 2, 2000                         13.05 to 1.00

                  Four Quarter Period ending
                  April 2, 2000                           10.25 to 1.00

                  Four Quarter Period ending
                  July 2, 2000                              9.50 to 1.00

                  (c) Consolidated Interest Coverage Ratio. Permit as of the end of each month for the Twelve-Month Periods set forth below the Consolidated Interest Coverage Ratio to be less than that set forth opposite each such period:

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

                                                    Interest Coverage Ratio
                   Period                                 Must Exceed
       ----------------------------            --------------------------------
         Twelve Month Period ended
         January 2, 2000                               1.00 to 1.00

         Twelve Month Period ending
         April 2, 2000                                 1.35 to 1.00

         Twelve Month Period
         ending July 2, 2000                           1.40 to 1.00

                  (d) Consolidated EBITDA. Permit Consolidated EBITDA for each period set forth below to be less than the amount set forth opposite such period:

              Period Ending                   Consolidated EBITDA Must Exceed
       ----------------------------            --------------------------------
          Fiscal Quarter ended
          January 2, 2000                                $2,000,000

          Fiscal Quarter ending
          April 2, 2000                                  $8,550,000

          Two Fiscal Quarters  ending
          July 2, 2000                                  $20,450,000

         10.2 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition; provided however, the Borrower may (a) consummate the Parras Cone Acquisition and (b) enter into such agreements and take other actions to effect any Acquisition other than the Parras Cone Acquisition to the extent the Cost of Acquisition with respect thereto when aggregated with the Cost of Acquisition of all other Acquisitions other than the Parras Cone Acquisition and all loans, advances and investments permitted under
Section 10.7(h) (including any such investment to finance the Parras Cone Acquisition) does not exceed $500,000.

         10.3     Capital Expenditures.
                  --------------------

                  (a) Make or become committed to make U.S. Capital Expenditures which exceed in the aggregate in any Fiscal Year of the Borrower described below (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period), the amount set forth opposite each such period:

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

                                                          Capital Expenditures
                            Period                           Not to Exceed
        ---------------------------------------       -----------------------

        Fiscal Year ended January 2, 2000                    $13,500,000

        January 3, 2000 through and including                 $8,000,000
        Facility Termination Date

                  (b) Make or become committed to make Mexican Capital Expenditures from the Closing Date until the Facility Termination Date except to the extent an Event of Default has not occurred and is continuing, for Capital Expenditures in an aggregate amount not in excess of $1,000,000 for the purpose of purchasing certain real property in Altamira, Mexico and making certain improvements thereto to the extent such improvements have been contractually agreed to with third parties prior to the Closing Date.

         10.4 Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than the following (collectively, "Permitted Liens"):

                  (a) Liens on the General Collateral and the Priority Collateral created under the General Security Instruments and the Priority Security Instruments in favor of the General Collateral Agent or the Priority Collateral Agent, as applicable;

                  (b) Liens on Receivables (as defined in and transferred by an Originator in accordance with the Receivables Transfer Agreement) and Returned Goods (as defined in the Securitization Intercreditor Agreement) in favor of General Electric Capital Corporation, as collateral agent under the Receivables Purchase Agreement including, but not limited to, either (i) Liens securing an increase in the Securitization Outstandings under the Receivables Purchase Agreement from $50,000,000 to $60,000,000 or (ii) Liens securing an additional factoring or securitization of receivables in an aggregate amount not to exceed $10,000,000;

                  (c) Liens existing on the date hereof, other than as referred to in clauses (a) and (b) above, and set forth on Schedule 8.7;

                  (d) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule 8.7, are inferior in respect of the Collateral to the Liens conferred under the Security Documents, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable by such creditors against other creditors;

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

                  (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on
         Schedule 8.7, are inferior in respect of the Collateral to the Liens conferred under the Security Documents, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable by such creditors against other creditors;

                  (f) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (g) with respect to all real property to which (h) below does not apply, easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

                  (h) with respect to Mortgaged Real Property for which a Title Policy is required to be issued pursuant to the terms hereof, matters acceptable to the Agent appearing as exceptions to coverage on the Title Policies;

                  (i) purchase money Liens to secure Indebtedness permitted under Section 10.5(d) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% and not more than 95% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

                  (j) Liens arising in connection with Capital Leases permitted under Section 10.5(f); provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases; and

                  (k) Liens on assets of Parras Cone to secure Indebtedness permitted under Section 10.5(i).

         10.5 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in Schedule 8.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, supplemented or restated after the Closing Date to change any terms of subordination, repayment or rights of enforcement, conversion, put or exchange rights to be materially less favorable to the Agent or the Lenders than the terms and rights as in effect on the Closing Date;

                  (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) purchase money Indebtedness (other than the Parras Cone
         Debt) described in Section 10.4(i) not to exceed an aggregate outstanding principal amount at any time of $10,000,000;

                  (e) Indebtedness arising from Rate Hedging Obligations permitted under Section 10.15;

                  (f) obligations under Capital Leases not to exceed an aggregate principal amount at any time in excess of $5,000,000;

                  (g) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Guarantor to the Borrower or any Guarantor, any such Indebtedness of the Borrower owing to any Guarantor shall be subordinate to payment of the Obligations hereunder at all times in accordance with the terms of the Facility Guaranty;

                  (h) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (g) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (h) shall in no event exceed $10,000,000 at any time;

                  (j)      the Parras Cone Debt;

                  (k) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a), (b), (g), (h) and (i) of this Section 10.5, provided that the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) shall not change any terms of subordination, repayment or rights of enforcement, conversion, put or exchange rights to be materially less favorable to the Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (2) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, and (3) immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing; and

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

                  (l) Securitization Outstandings or Indebtedness described in and secured by Liens permitted under Section 10.4(b)(ii).

         10.6 Transfer of Assets. Conduct, permit, or suffer, or agree to conduct or permit, or acquiesce in, any Asset Disposition other than Permitted Asset Dispositions.

         10.7 Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may make or maintain:

                  (a) investments in securities of any Person acquired in an Acquisition permitted hereunder;

                  (b)      investments in Eligible Securities;

                  (c) investments existing as of the date hereof and as set forth in Schedule 8.4;

                  (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

                  (e) investments in (i) Guarantors and (ii) Cone Receivables II LLC in connection with the Securitization Transaction;

                  (f) loans between the Borrower and the Guarantors described in
         Section 10.5(g);

                  (g) investments made at such time as no Event of Default shall have occurred and be continuing relating to the site in Altamira, Mexico (at which site the Borrower intends to construct a denim manufacturing facility), not in excess of the amounts set forth below for the periods indicated (but in no event shall such facility construction be commenced prior to the Facility Termination Date); provided that any amount not invested during the period indicated may be carried forward and invested in any following period.

                                                              Mexico Investments
                              Period:                           Not to Exceed:
                              ------
                                                              ------------------

          First Fiscal Quarter of 2000                            $2,195,000
          Second Fiscal Quarter 2000                              $2,577,500

          August 1, 2000 through the Facility
          Termination Date                                       $   955,300

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

                  (h) other loans, advances and investments (including investments to finance the Parras Cone Acquisition) in an aggregate principal amount at any time outstanding which, when aggregated with the aggregate Costs of Acquisition for all Acquisitions (other than the Parras Cone Debt in the case of the Parras Cone Acquisition) agreed to or consummated after the Closing Date permitted under Section 10.2(b), does not exceed $500,000.

         10.8 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than Permitted Asset Dispositions); provided, however, any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower (with the Borrower as the survivor) or any Guarantor, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

         10.9 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing.

         10.10 Transactions with Affiliates. Other than transactions permitted under Sections 10.7 and 10.8 or as set forth on Schedule 10.10, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         10.11 Compliance with ERISA, the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of (i) any Termination Event which would result in a material liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority, (ii) any action that violates the Borrower's material obligations under the PBGC Agreement, except those that are waived by the PBGC; or

                  (b) except for amounts defined as "Unfunded Benefit Liability" in the PBGC Agreement, permit the present value of all accumulated benefit obligations under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived, except for the "Unfunded Benefit Liability" as defined in the PBGC Agreement; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which annual liability or increase, individually or together with all similar liabilities and increases, is in excess of $1,000,000; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         10.12    Fiscal Year.  Change its Fiscal Year.

         10.13 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.8.

         10.14 Limitations on Sales and Leasebacks. Other than sale and leaseback transactions in the ordinary course of business having an aggregate value not in excess of $250,000 in any Fiscal Year and except as set forth on
Schedule 10.14, enter into any arrangement or arrangements with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary.

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

         10.15 Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements, in an aggregate notional amount not to exceed at any time 50% of the Total Revolving Credit Commitment, which create Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which the Borrower and its Subsidiaries are otherwise subject by virtue of the operations of their businesses, and not for speculative purposes.

         10.16 Negative Pledge Clauses. Except (i) as may exist on the Closing Date pursuant to any Senior Credit Documents or any Securitization Transaction documents or (ii) in connection with any refinancing of the foregoing, enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with, and that applies only to, property acquired with the proceeds of purchase money Indebtedness permitted hereunder.

         10.17    Compensation; Reimbursement of Expenses.

                  (a) Pay any salary, fees, and other direct and indirect remuneration and compensation to any of its directors and executive officers in an amount in excess of those amounts paid to directors and executive officers of comparable companies engaged in the same general type of business and in similar financial condition;

                  (b) Reimburse any stockholder, officer, director, employee or agent of the Borrower or any Subsidiary for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of the Borrower or any Subsidiary in the ordinary course of business.

         10.18 Change in Accountants. Change its independent public accountants.

                  10.19 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (other than the Obligations) other than in connection with any refinancing permitted under Section 10.5(j).

         10.20 Partnerships. Become a general partner in any general or limited partnership.

                                   ARTICLE XI

                       Events of Default and Acceleration
                       ----------------------------------

         11.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for a period of two or more days; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Section 9.8, 9.12, 9.13, 9.20, 9.21 or
         Article X;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document or either of the Collateral Agency Agreements or any of the Intercreditor Agreements shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent), or if the Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on any material portion of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens and, with respect only to General Collateral, the Priority Liens, or the Borrower or any other Credit Party shall so assert in writing; or

                  (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $500,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default referred to in clauses (i), (ii) and (iii) above shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof or to commence any remedy in respect thereof ; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if the Borrower or any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $2,500,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $5,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days; or

                  (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

                  (l) if any Material Supply Agreement shall be terminated, canceled or not renewed, or any notice of the foregoing shall be given by any other party thereto, or a default shall occur under such agreement and continue beyond the grace or cure period, if any, applicable thereto; or

                  (m) if there shall occur any Change in Control; or

                  (n) if there shall occur any Termination Event as defined in the Receivables Purchase Agreement; or

                  (o) if there shall occur any Event of Default as defined in the Senior Note Agreement;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                  (A) either or both of the following actions may be taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans or to issue additional Letters of

         Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                  (B) The Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of a cash collateral agreement acceptable to the Agent; and

                  (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         11.2 Agent to Act. In case any one or more Events of Default shall occur and not have been waived, subject to the provisions of Article XII, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies contained herein or in any other Loan Document, or as may be otherwise available at law or in equity.

         11.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         11.4 No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         11.5 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article XI hereof, all payments received by the Agent pursuant to the terms of the Intercreditor Agreements, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney's fees and legal expenses pertaining thereto;

                  (b) amounts due to the Lenders and the Issuing Bank pursuant to Sections 4.6(a), 4.6(b), 4.6(c) and 13.5;

                  (c) amounts due to the Agent pursuant to Section 4.6(d);

                  (d) payments of interest on Revolving Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (e) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (f) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 11.1(B);

                  (g) amounts due to the Issuing Bank, the Agent and the Lenders pursuant to Sections 3.2(h), 9.16 and 13.9;

                  (h) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

                  (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                   ARTICLE XII

                                    The Agent
                                    ---------

         12.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5 and the first sentence of Section 12.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made by any Credit Party in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

                  (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document (except as directed by the Required Lenders in accordance with the terms of the Loan Documents); and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

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

         12.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 13.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         12.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         12.4 Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         12.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 13.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted (including by any Lender) against the Agent in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 13.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 12.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

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

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         12.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                  ARTICLE XIII

                                  Miscellaneous
                                  -------------

         13.1     Assignments and Participations.
                  ------------------------------

                  (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note and its Revolving Credit Commitment); provided, however, that

                           (i) each such assignment shall be to an Eligible Assignee;

                           (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $5,000,000 in excess thereof;

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes (except that any assignment by Bank of America shall not include its rights, benefits or duties as the Issuing Bank);

                           (iv) the parties to such assignment shall execute and
                  deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500; and

                           (v) the Eligible Assignee shall execute and deliver
                  to the Collateral Agents a supplement to the Intercreditor Agreement in form and substance acceptable to the Collateral Agents; and

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.6.

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

                  (b) The Agent shall maintain at its address referred to in
         Section 13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged,
         (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article VI and the right of set-off contained in Section 13.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) to the extent such recipients agree to be bound by the terms of Section 13.16.

                  (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         13.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower:

                           Cone Mills Corporation
                           3101 North Elm Street
                           Greensboro, North Carolina 27415-6540
                           Attn:  David E. Bray, Treasurer
                           Telephone:       (336) 379-6098
                           Telefacsimile: (336) 379-6043

                           with a copy to:

                           Cone Mills Corporation
                           3101 North Elm Street
                           Greensboro, North Carolina 27415-6540
                           Attn:   Neil W. Koonce, Esq.
                           Telephone:       (336) 379-6568
                           Telefacsimile:   (336) 379-6972

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

                  (b)      if to the Agent:

                           Bank of America, N.A.
                           101 North Tryon Street, 15th Floor
                           NC1-001-15-03
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone:       (704) 386-9368
                           Telefacsimile:   (704) 409-0012

                           with a copy to:

                           Bank of America, N.A.
                           100 North Tryon Street, NC-1007-17-01
                           Charlotte, North Carolina 28255
                           Attention: Phifer Helms
                           Telephone:       (704) 386-5358
                           Telefacsimile:   (704) 386-1270


                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Document executed by such Credit Party, as the case may be.

         13.3     Right of Set-off; Adjustments.
                  -----------------------------

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
         Section 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

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

                  (b) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         13.4 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Revolving Credit Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

         13.5 Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent and each of the Lenders with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under the Loan Documents. The Borrower also agrees to pay on demand all costs and expenses of the Agent in connection with the syndication and administration and any modification or amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         13.6 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower or other applicable Credit Party party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Agent on behalf of the Required Lenders (and, if Article XII or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments of the Lenders or the Total Revolving Credit Commitment, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder,
(iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, or (iv) change the percentage of the Revolving Credit Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 13.6 or any other provision of this Agreement or (v) release any Guarantor or all or any material portion of the Collateral except as otherwise permitted by the Loan Documents or
(vi) increase the amount of the Overadvance Basket or change any term relating thereto or (vii) modify the calculation of the Borrowing Base; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank. Notwithstanding the foregoing, each amendment, modification, supplement or restatement of any Loan Document shall also comply with the terms of Section 5.11 of the Intercreditor Agreement.

         No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         13.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Agent may also require that any such signature be confirmed by a manually-signed hard copy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Agent (or an agent of the Agent) bearing (with the consent of the Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of Section 12.2.

         13.8 Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         13.9     Indemnification; Limitation of Liability.
                  ----------------------------------------

                  (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their respective affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees (including the reasonably documented allocated cost of internal counsel) and settlement costs) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Revolving Credit Facility, the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section
         13.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The foregoing provisions of this Section 13.9(a) shall be in addition to any right that an Indemnified Party shall have at common law or otherwise. No Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with the Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein and in the other Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans.

                  (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 13.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         13.10 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         13.11 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter and joint investor letter, both dated as of January 14, 2000, executed by Bank of America and BAS and accepted by the Borrower, survive the closing of the Revolving Credit Facility and Letter of Credit Facility, shall survive and continue in effect).

         13.12 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts directly with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         13.13 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         13.14 Payments. All principal, interest, and other amounts to be paid by the Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, recoupment, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

         13.15 Fees. The Borrower agrees to pay to the General Collateral Agent, for its individual account, an annual agent's fee in such amount as shall be agreed to from time to time by the Borrower and the General Collateral Agent, not to exceed the fee customarily charged by the General Collateral Agent in similar transactions, such fee to be deemed and agreed by the Borrower to be earned upon payment and to be paid in one installment in advance on the date of this Agreement and on each anniversary date hereof with respect to the period commencing on the date hereof and continuing until the General Collateral Agent resigns or is removed as General Collateral Agent hereunder or the occurrence of the Termination Date, whichever shall first occur.

         13.16 Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party whom it determines has a reasonable need to be furnished such information and who agrees to be bound by the terms of this Section 13.16, (b) to any other Person who agrees to be bound by the terms of this Section 13.16 if such disclosure is reasonably incidental to the administration of the Revolving Credit Facility or Letter of Credit Facility, (c) as required by any law, rule, or regulation, (d) upon a request or requirement (orally or in writing, by interrogatory, court order, subpoena, administrative proceeding, civil investigatory demand, or any similar legal process) of any court or administrative agency, governmental authority or civil litigant (each Lending Party, however, shall to the extent permitted by law and as promptly as practicable, notify Borrower prior to such disclosure so that the Borrower may seek at the Borrower's sole expense a protective order or other appropriate remedy), (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (h) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

         13.17    GOVERNING LAW; WAIVER OF JURY TRIAL.
                  -----------------------------------

                  (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY DOCUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (B) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (F) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.


                                              [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                      CONE MILLS CORPORATION


                                      By:________________________________
                                      Name:  Gary L. Smith
                                      Title: Executive Vice President and
                                             Chief Financial Officer




                                      BANK OF AMERICA, N.A.,
                                      as Agent for the Lenders


                                      By:________________________________
                                      Name:    Phifer Helms
                                      Title:   Managing Director


                                CREDIT AGREEMENT
                              Signature Page 1 of 6

                                   BANK OF AMERICA, N.A.


                                   By:_______________________________
                                   Name:    Phifer Helms
                                   Title:   Managing Director


                                   Lending Office for Base Rate Loans:
                                            Bank of America, N.A.
                                            101 North Tryon Street, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention: CCS/Agency Services
                                            Telephone:(704) 386-9368
                                            Telefacsimile:(704) 409-0012

                                   Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA#  053000196
                                            Account No.: 1366212250600
                                            Reference:  Cone Mills Corporation
                                            Attention: CCS/Agency Services


                                   Lending Office for Eurodollar Rate Loans:
                                            Bank of America, N.A.
                                            101 North Tryon Street,15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention: CCS/Agency Services
                                            Telephone:(704) 386-9368
                                            Telefacsimile:(704) 409-0012

                                   Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA# 053000196
                                            Account No.: 1366212250600
                                            Reference: Cone Mills Corporation
                                            Attention: CCS/Agency Services

                                CREDIT AGREEMENT
                              Signature Page 2 of 6

                                      FIRST UNION NATIONAL BANK


                                      By:___________________________________
                                      Name:   Roger Pelz
                                      Title:    Senior Vice President


                                      Lending Office for Base Rate Loans:
                                               First Union National Bank
                                               201 South College Street
                                               Charlotte, North Carolina 28288
                                               Attention:   Gary Burkart
                                               Telephone:  (704) 374-6613
                                               Telefacsimile: (704) 383-7999

                                      Wire Transfer Instructions:
                                               First Union National Bank
                                               ABA# 053 000219
                                               Account No.:  1459168109011
                                               Reference:  Cone Mills
                                               Attention:  Gary Burkart


                                      Lending Office for Eurodollar Rate Loans:
                                               First Union National Bank
                                               201 South College Street
                                               Charlotte, North Carolina 28288
                                               Attention:   Gary Burkart
                                               Telephone:  (704) 374-6613
                                               Telefacsimile: (704) 383-7999

                                      Wire Transfer Instructions:
                                               First Union National Bank
                                               ABA# 053 000219
                                               Account No.:  1459168109011
                                               Reference:  Cone Mills
                                               Attention:  Gary Burkart


                                CREDIT AGREEMENT
                              Signature Page 3 of 6

                            WACHOVIA BANK, N.A.


                             By:_______________________________________
                             Name:_____________________________________
                             Title:____________________________________


                            Lending Office for Base Rate Loans:
                                     Wachovia Bank, N.A.
                                     100 N. Main Street
                                     Winston-Salem, NC 27150
                                     Attention:  Lisa Crabb or Janet Yates
                                     Telephone:  336-732-6609 or -5181
                                     Telefacsimile:  336-732-3257

                            Wire Transfer Instructions:
                                     Wachovia Bank, N.A.
                                     ABA# 0531 00494
                                     Account No.:  8791-998539
                                     Reference:  Loan Proceeds for Cone Mills
                                     Attention: Agency Services


                            Lending Office for Eurodollar Rate Loans:
                                     Wachovia Bank, N.A.
                                     100 N. Main Street
                                     Winston-Salem, NC 27150
                                     Attention:  Lisa Crabb or Janet Yates
                                     Telephone:  336-732-6609 or -5181
                                     Telefacsimile:  336-732-3257

                            Wire Transfer Instructions:
                                     Wachovia Bank, N.A.
                                     ABA# 0531 00494
                                     Account No.:  8791-998539
                                     Reference:  Loan Proceeds for Cone Mills
                                     Attention: Agency Services




                                CREDIT AGREEMENT
                              Signature Page 4 of 6

                             SUNTRUST BANK


                             By:_______________________________________
                             Name:_____________________________________
                             Title:____________________________________


                              Lending Office for Base Rate Loans:
                                       SunTrust Bank
                                       25 Park Place, 21st Floor, MC-1941
                                       Atlanta, Georgia 30303
                                       Attention:  Michelle Wood-Welch
                                       Telephone: (404) 588-8038
                                       Telefacsimile: (404) 230-1940

                              Wire Transfer Instructions:
                                       SunTrust Bank
                                       ABA#  061-000-104
                                       Account No.:  9088000112
                                       Reference:  Cone Mills
                                       Attention:  Corporate Banking Operations
                                                      Support (Patrice Ransom)


                              Lending Office for Eurodollar Rate Loans:
                                       SunTrust Bank
                                       25 Park Place, 21st Floor, MC-1941
                                       Atlanta, Georgia 30303
                                       Attention:  Michelle Wood-Welch
                                       Telephone: (404) 588-8038
                                       Telefacsimile: (404) 230-1940

                              Wire Transfer Instructions:
                                       SunTrust Bank
                                       ABA#  061-000-104
                                       Account No.:  9088000112
                                       Reference:  Cone Mills
                                       Attention:  Corporate Banking Operations
                                                      Support (Patrice Ransom)


                                CREDIT AGREEMENT
                              Signature Page 5 of 6

                             MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK


                             By:_______________________________________
                             Name:_____________________________________
                             Title:____________________________________

                              Lending Office for Base Rate Loans:
                                       Morgan Guaranty Trust Company of
                                       New York
                                       60 Wall Street
                                       New York, New York
                                       Attention: Corrine Schoeb
                                       Telephone: 302-634-1836
                                       Telefacsimile: 302-634-4300

                              Wire Transfer Instructions:
                                       Morgan Guaranty Trust Company of
                                       New York
                                       ABA# 021-000-238
                                       Account No.:  999-99-090
                                       Reference: Cone Mills Corp.
                                       Attention: Unit # 8


                              Lending Office for Eurodollar Rate Loans:
                                       Morgan Guaranty Trust Company of
                                       New York
                                       60 Wall Street
                                       New York, New York
                                       Attention: Corrine Schoeb
                                       Telephone: 302-634-1836
                                       Telefacsimile: 302-634-4300

                              Wire Transfer Instructions:
                                       Morgan Guaranty Trust Company of
                                       New York
                                       ABA# 021-000-238
                                       Account No.:  999-99-090
                                       Reference: Cone Mills Corp.
                                       Attention:  Unit # 8


                                CREDIT AGREEMENT
                              Signature Page 6 of 6

                                    EXHIBIT A

                        Applicable Commitment Percentages

              Lender                                 Revolving Credit                            Applicable Commitment
                                                        Commitment                                    Percentage
---------------------                                ----------------                            ---------------------
Bank of America, N.A.                                   $ 25,000,000.00                              31.250000%

First Union National Bank                               $ 20,000,000.00                              25.000000%

Morgan Guaranty Trust                                   $ 10,000,000.00                              12.500000%

Company of New York

SunTrust Bank                                          $   5,000,000.00                               6.250000%

Wachovia Bank, N.A.                                     $ 20,000,000.00                              25.000000%
                                                        ---------------                              ----------
TOTAL                                                   $ 80,000,000.00                                    100%

                                    EXHIBIT B

                        Form of Assignment and Acceptance

         Reference is made to the Credit Agreement dated as of January 28, 2000 (the "Credit Agreement") among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents.* After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 6.6.

-----------
*In the case of Bank of America as Assignor, excluding any rights, benefits or duties as Issuing Bank.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1




                                                                Revolving Credit
                                                                    Facility

  Percentage interest assigned:                                      _____%

  Assignee's Commitment:                                          $
                                                                  _____________
  Aggregate outstanding principal amount of Loans assigned:       $
                                                                  _____________
  Principal amount of Note payable to Assignee:                   $
                                                                  _____________
  Principal amount of Note payable to Assignor:                   $
                                                                  _____________

  Effective Date (if other than date of acceptance by Agent):     *________, ___


                                     [NAME OF ASSIGNOR], as Assignor


                                     By: ____________________
                                     Title:

                                     Dated:  __________, ____



                                     [NAME OF ASSIGNEE], as Assignee


                                     By: ____________________
                                     Title:

                                     Domestic Lending Office:

                                     Eurodollar Lending Office:

-----------------------

         * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, ____

BANK OF AMERICA, N.A., as Agent


By: __________________________
Title:


[Approved this ____ day
of ____________, ____

[NAME OF BORROWER]


By:_____________________________]**
Title:



-----------------------

         ** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

         Reference is hereby made to the Credit Agreement dated as of January 28, 2000 (the "Agreement") among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:


  Name and Address         Office         Specimen Signature
---------------------  ---------------  ----------------------



---------------------  ---------------  ----------------------
---------------------
---------------------



---------------------  ---------------  ----------------------
---------------------  ---------------  ----------------------
---------------------


Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, ____.


                                     CONE MILLS CORPORATION


                                     By:_________________________________
                                     Name:_______________________________
                                     Title:______________________________

                                    EXHIBIT D

                            Form of Borrowing Notice

To:      Bank of America, N.A.,
         as Agent
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

         Reference is hereby made to the Credit Agreement dated as of January 28, 2000 (the "Agreement") among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

   Type of Loan (check one)          Interest Period(1)            Aggregate Amount(2)            Date of Loan(3)
------------------------------- -- ------------------------ -- ---------------------------- --- --------------------

Revolving Loan
-------------------------------

Base Rate Loan
Eurodollar Rate Loan               ------------------------  ----------------------------  -------------------- ---
                                   ------------------------  ----------------------------  -------------------- ---

-------------------------------

(1)      For any Eurodollar Rate Loan, one, two or three months.
(2) Must be $_________ or if greater an integral multiple of $_______, unless a Base Rate Refunding Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article 8) to refer to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                      CONE MILLS CORPORATION


                                      BY:________________________________
                                               Authorized Representative

                                      DATE:______________________________

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:      Bank of America, N.A., as Agent
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 386-9923

         Reference is hereby made to the Credit Agreement dated as of January 28, 2000 (the "Agreement") among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period:

    Type of Loan (check one)            Interest Period(1)          Aggregate Amount(2)           Date of Loan(3)
----------------------------------     ----------------------    --------------------------     --------------------

Revolving Loan
----------------------------------
Base Rate Loan
                                       ----------------------    --------------------------     --------------------
Eurodollar Rate Loan
                                       ----------------------    --------------------------     --------------------
-----------------------

(1)      For any Eurodollar Rate Loan, one, two or three months.
(2) Must be $_________ or if greater an integral multiple of $_______, unless a Base Rate Refunding Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;

                                      CONE MILLS CORPORATION

                                      BY:________________________________
                                               Authorized Representative

                                      DATE:______________________________

                                    EXHIBIT F

                             Form of Revolving Note

                                 Promissory Note
                                (Revolving Loan)

$______________                                        Charlotte, North Carolina

                                                               -------- --, ----


         FOR VALUE RECEIVED, CONE MILLS CORPORATION, a North Carolina corporation having its principal place of business located in Greensboro, North Carolina (the "Borrower"), hereby promises to pay to the order of _______________________________________________ (the "Lender"), in its
individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the "Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of ________________, ____ among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" --all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ________________________________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                      CONE MILLS CORPORATION


                                      By:___________________________
                                      Name:_________________________
                                     Title:_________________________

                                    EXHIBIT G

                      Form of Opinion of Borrower's Counsel

                                    EXHIBIT H

                             Compliance Certificate

Bank of America, N.A.,
as Agent
100 North Tryon Street, 8th Floor
NC1-007-08-17
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

Bank of America, N.A.,
as Agent
100 North Tryon Street
Charlotte, North Carolina 28255
Attention: Phifer Helms
Telefacsimile:    (704) 386-1270


         Reference is hereby made to the Credit Agreement dated as of January 28, 2000 (the "Agreement") among Cone Mills Corporation, a North Carolina corporation (the "Borrower"), the Lenders (as defined in the Agreement) and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Calculations:

I.       Compliance with Section 10.1(a): Consolidated Net Worth

         A.       Consolidated Net Worth as of the Closing Date Quarter                 $__________

         REQUIRED:   THE  CONSOLIDATED  NET WORTH FROM THE  CLOSING  DATE UNTIL
                     THE END OF THE  CLOSING  DATE QUARTER (I.A) MUST NOT BE
                     LESS THAN $145,000,000.

         B.       Consolidated Net Worth as at the last day of most recent Fiscal
                  Quarter                                                               $__________

         C.       amount of Consolidated Net Worth required to be maintained
                  as of the end of the penultimate Fiscal Quarter                       $__________

                                      H-2


         D.       100% of the aggregate amount of increases in stated capital and additional paid-in capital accounts resulting from
                  issuance of equity securities or other capital investments
                  during the most recent Fiscal Quarter                                 $__________

         E.       Sum of I.C and I.D                                                    $__________

         REQUIRED:         I.B MUST NOT BE LESS THAN I.E.

II.      Compliance with Section 10.1(b): Consolidated Leverage Ratio

         A.       Consolidated Indebtedness                                             $_________

         B.       Consolidated EBITDA
                  1.       Consolidated Net Income (as calculated
                           in the definition thereof, including certain
                           exclusions therefrom)                                        $_________
                  2.       Consolidated Interest Expense (as
                           calculated in the definition thereof)                        $_________
                  3.       Taxes on income                                              $_________
                  4.       Amortization                                                 $_________
                  5.       Depreciation                                                 $_________
                  6.       non-cash charges otherwise deducted
                           in calculating Consolidated Net Income
                            resulting from FASB No. 88,
                           FASB No. 106 Adjustments,
                           FASB No. 112 Adjustments
                           or FASB No. 121 Adjustments                                  $_________
                  7.       Non-cash Restructuring Charges                               $_________
                  8.       Consolidated EBITDA
                           (sum of B.1, B.2, B.3, B.4, B.5.,
                           B.6 and B.7)                                                 $_________

         C. Consolidated Leverage Ratio: Ratio of Consolidated Indebtedness (II.A.) to Consolidated EBITDA
                  (II.B.8) is ____ to 1.00.

         REQUIRED: THE  CONSOLIDATED  LEVERAGE RATIO FOR A FOUR QUARTER PERIOD
                   ENDING DURING THE APPLICABLE PERIOD BELOW MUST NOT EXCEED THE CORRESPONDING RATIO:

                                                              LEVERAGE RATIO
                             PERIOD                           MUST NOT EXCEED
                  --------------------------              ----------------------

                  FOUR QUARTER PERIOD ENDED
                  JANUARY 2, 2000                                13.05  TO 1.00

                  FOUR QUARTER PERIOD ENDING
                  APRIL 2, 2000                                  10.25 TO 1.00

                  FOUR QUARTER PERIOD
                  ENDING JULY 2, 2000                              9.50 TO 1.00

III.     Compliance with Section 10.1(c):  Consolidated Interest Coverage Ratio

         A.       Consolidated EBITDA (from II.B.8, above)           $_________

         B.       Consolidated Interest Expense
                  1.       Debt discounts                            $_________
                  2.       Fees in connection with Indebtedness      $_________
                  3.       Payments in connection with Capital Leases$_________
                  4.       Net cash financing costs in connection
                            with any Securitization Transaction      $_________
                  5.       Consolidated Interest Expense
                           (sum of B.1, B.2, B.3 and B.4)            $_________
                             --

         C. Consolidated Interest Coverage Ratio: The ratio of the Consolidated EBITDA (III.A) to Consolidated Interest Expense (III.B.5, above) is ______ to 1.00.

         REQUIRED: THE  CONSOLIDATED  INTEREST  COVERAGE RATIO FOR A TWELVE-
                   MONTH PERIOD ENDING DURING THE APPLICABLE PERIOD MUST EXCEED THE CORRESPONDING RATIO:

                                                        INTEREST COVERAGE RATIO
                             PERIOD                          MUST EXCEED
                  ------------------------                --------------------

                  TWELVE-MONTH PERIOD ENDED
                  JANUARY 2, 2000                                1.00 TO 1.00

                  TWELVE-MONTH PERIOD ENDING
                  APRIL 2, 2000                                  1.35 TO 1.00

                  TWELVE-MONTH PERIOD
                  ENDING JULY 2, 2000                            1.40 TO 1.00

IV.      Compliance with Section 10.1(d):  Consolidated EBIDTA

         Consolidated EBITDA (from 11.B.8 above) for the most recent
         Fiscal Quarter                                            $________

         REQUIRED: THE CONSOLIDATED  EBIDTA FOR A FOUR-QUARTER  PERIOD ENDING
                   DURING THE APPLICABLE  PERIOD MUST EXCEED THE CORRESPONDING
                   RATIO:

        PERIOD ENDING                          CONSOLIDATED EBITDA MUST EXCEED
        -------------                          -------------------------------

        FISCAL QUARTER ENDED JANUARY 2, 2000                  $2,000,000

        FISCAL QUARTER ENDING
        APRIL 2, 2000                                         $8,550,000

        TWO FISCAL QUARTERS ENDING
        JULY 2, 2000                                         $20,450,000

V.       Compliance with Section 10.3: Capital Expenditures

         A.       U.S. Capital Expenditures                          $________

         REQUIRED: U.S. CAPITAL  EXPENDITURES FOR THE FOLLOWING  PERIODS MUST
                   NOT EXCEED THE  CORRESPONDING AMOUNTS:

                                                           CAPITAL EXPENDITURES
                           PERIOD:                            NOT TO EXCEED:
                           -------                            --------------

       FISCAL YEAR ENDED JANUARY 2, 2000                        $13,500,000

       JANUARY 3, 2000 THROUGH AND INCLUDING  FACILITY
       TERMINATION DATE                                          $8,000,000

         B.       Mexican Capital Expenditures                    $________

         REQUIRED:         MEXICAN CAPITAL EXPENDITURES FROM THE CLOSING DATE
                           UNTIL THE FACILITY TERMINATION DATE MUST NOT EXCEED
                           AN AGGREGATE AMOUNT OF $1,000,000 FOR THE PURPOSE OF
                           PURCHASING CERTAIN REAL PROPERTY IN ALTAMIRA, MEXICO
                           AND MAKING CERTAIN IMPROVEMENTS THERETO TO THE EXTENT
                           SUCH IMPROVEMENTS HAVE BEEN CONTRACTUALLY AGREED TO
                           WITH THIRD PARTIES PRIOR TO THE CLOSING DATE.

VI.      Compliance with Section 10.7(g): Investments in Altamira, Mexico site:

         A.       Altamira, Mexico site investments for [___ Fiscal
                  Quarter of 2000] [the period of August 1, 2000
                  through the Facility Termination Date]:           $________

         REQUIRED: INVESTMENTS  MADE RELATING TO ALTAMIRA,  MEXICO SITE FOR THE
                   FOLLOWING  PERIODS MUST NOT EXCEED THE CORRESPONDING AMOUNTS:

                                                           MEXICAN INVESTMENTS
                                 PERIOD:                      NOT TO EXCEED:
                                 ------                 ----------------------
             FIRST FISCAL QUARTER OF 2000                      $2,195,000

             SECOND FISCAL QUARTER OF 2000 JANUARY
                                                               $2,577,500

             AUGUST 1, 2000  THROUGH THE FACILITY                $955,300
             TERMINATION DATE

2.       No Default

                  A. Since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article XI of the Agreement has occurred and is continuing.

                  B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default: ___________________________________________________
         _____________________________________________________________________.
                  (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 9.1 of the Agreement.

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 20__.

                                              CONE MILLS CORPORATION

                                      By:___________________________________
                                             Authorized Representative

                                      Name:_________________________________

                                      Title:________________________________

                                    EXHIBIT I

                            Form of Facility Guaranty

                                   EXHIBIT J-1

                       Form of General Security Agreement



                                      J-1-1

                                   EXHIBIT J-2

                       Form of Priority Security Agreement



                                      J-2-1

                                    EXHIBIT K

                       Form of Pledge Agreement (Borrower)

                                    EXHIBIT L

                       Form of Borrowing Base Certificate

Bank of America, N.A.,
as Agent
100 North Tryon Street, 8th Floor
NC1-007-08-17
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

Bank of America, N.A.,
as Agent
100 North Tryon Street
Charlotte, North Carolina 28255
Attention: Phifer Helms
Telefacsimile:    (704) 386-1270

         Reference is hereby made to the Credit Agreement dated as of January 28, 2000 (the "Agreement") among Cone Mills Corporation (the "Borrower"), the Lenders (as defined in the Agreement) and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting chief financial officer, chief executive officer, treasurer or controller, hereby certifies to you as of __________ [insert Determination Date] as follows:

         Compliance with Borrowing Base Requirement

             A.  Borrowing Base
                  1. Eligible Receivables Amount                           $_______
                  2. A1 Times 45%                                                             $_______
                  3. Eligible Inventory Amount                             $_______
                  4. A3 Times 60%                                                             $_______
                  5. Eligible Fixed Asset Amount                           $_______
                  6. A5 Times 60%                                                             $_______
                  7. Overadvance Basket*                                   $_______
                  8. TOTAL (Sum of A2, A4, A6 and A7)                                                        $_______

             B. Revolving Credit Facility
                  1. Revolving Credit Outstandings                                            $_______
                  2. Letter of Credit Outstandings                                            $_______
                  3. TOTAL (Sum of B1 and B2)                                                                $_______
                                       L-1

             C. Senior Debt
                  1. Senior Debentures                                                        $_______
                  2.  Senior Notes                                                            $_______
                  3. TOTAL (Sum of C1 and C2)                                                                $_______

             D. Senior Debt Outstandings
                  1. Revolving Credit Facility (Item B4)                                      $_______
                  2. Senior Debt (Item C3)                                                    $_______
                  3. TOTAL (Sum of D1 and D2)                                                                $_______

             E. Borrowing Base - Senior Debt Outstandings (A8 minus D3)                                      $_______

             Line E must be greater than zero. If Line E is less than zero, either (i) the Overadvance Basket (Line A7) must be included/increased by such deficiency, and (ii) if a deficiency still exists with the Overadvance Basket equal to $5,000,000, then the Revolving Credit Facility (Line B4) must be reduced immediately by an amount not less than the absolute value of Line E.

             *Not to exceed $5,000,000.

                                            CONE MILLS CORPORATION

                                            By: __________________________
                                            Name:_________________________
                                            Position:_____________________
                                            Date:_________________________

                                   EXHIBIT M-1

                          Form of General Deed of Trust


                                     M-2-1

                                   EXHIBIT M-2

                            Form of General Mortgage


                                      M-2-1

                                   EXHIBIT M-3

                         Form of Priority Deed of Trust


                                      M-3-1

                                   EXHIBIT M-4

                            Form of Priority Mortgage



                                     M-4-1

                                  Schedule 1.1

                              Disposition of Assets
                                      S-1

                                  Schedule 1.2

                              Material Subsidiaries

                                  Schedule 5.3

                        Information Regarding Collateral

                                  Schedule 5.4

                       Real Property Subject to Mortgages

                                  Schedule 8.4

                  Subsidiaries and Investments in Other Persons

                                  Schedule 8.6

                                  Indebtedness

                                  Schedule 8.7

                                      Liens

                                  Schedule 8.8

                                   Tax Matters

                                  Schedule 8.10

                                   Litigation

                                  Schedule 8.16

                          Employee Benefit Plan Events

                                  Schedule 8.18

                              Environmental Issues

                                  Schedule 8.19

                               Employment Matters

                                  Schedule 9.5

                                    Insurance

                                 Schedule 10.10

                          Transactions with Affiliates

                                 Schedule 10.14

                         Sale and Leaseback Transactions